                                                                     EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT


                                     among


                           JACKSON ACQUISITION, INC.,


                                NCH CORPORATION,


                            AMERICAN ALLSAFE COMPANY


                                      and


                          SILENCIO/SAFETY DIRECT, INC.



                           Dated as of March 30, 1998

                               TABLE OF CONTENTS
                               -----------------

SECTION                                                                    PAGE
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
                                   ARTICLE I

                                  DEFINITIONS

1.1.  Definitions.........................................................    1

                                  ARTICLE II

                          PURCHASE AND SALE OF SHARES

2.1.  Basic Transaction...................................................    7
2.2.  Payment of Purchase Price...........................................    7
2.3.  Deposit.............................................................    7
2.4.  The Closing.........................................................    7
2.5.  Closing Deliveries by Seller........................................    7
2.6.  Closing Deliveries by Buyer.........................................    8
2.7.  Purchase Price Allocation...........................................    8

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

3.1.  Organization of Seller..............................................    9
3.2.  Authorization of Transaction........................................    9
3.3.  Noncontravention....................................................    9
3.4.  Brokers' Fees.......................................................   10
3.5.  Shares..............................................................   10

                                  ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SELLER

 4.1. Organization, Qualification, and Corporate Power....................   10
 4.2. Capitalization......................................................   11
 4.3. Noncontravention....................................................   11
 4.4. Brokers' Fees.......................................................   11
 4.5. Title to Assets.....................................................   12
 4.6. Subsidiaries........................................................   12

SECTION                                                                    PAGE
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
 4.7.  Financial Statements...............................................   12
 4.8.  Events Subsequent to Latest Balance Sheet..........................   12
 4.9.  Undisclosed Liabilities............................................   14
4.10.  Legal Compliance...................................................   14
4.11.  SEC Compliance.....................................................   14
4.12.  Tax Matters........................................................   15
4.13.  Real Property......................................................   17
4.14.  Intellectual Property..............................................   19
4.15.  Assets of the Companies............................................   21
4.16.  Inventory..........................................................   22
4.17.  Contracts..........................................................   22
4.18.  Notes and Accounts Receivable......................................   24
4.19.  Powers of Attorney.................................................   24
4.20.  Insurance..........................................................   24
4.21.  Litigation.........................................................   25
4.22.  Product Warranty...................................................   25
4.23.  Employees..........................................................   26
4.24.  Employee Benefits..................................................   26
4.25.  Environmental Matters..............................................   28
4.26.  Permits............................................................   30
4.27.  No Conflict of Interest............................................   30
4.28.  Bank Accounts......................................................   31
4.29.  Customers and Suppliers............................................   31
4.30.  Claims Against Officers and Directors..............................   31
4.31.  Improper and Other Payments........................................   31
4.32.  Accuracy of Statements.............................................   32

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

5.1.   Organization of the Buyer..........................................   32
5.2.   Authorization of Transaction.......................................   32
5.3.   Noncontravention...................................................   32
5.4.   Brokers' Fees......................................................   33
5.5.   Investment Purpose.................................................   33
5.6.   Litigation.........................................................   33

SECTION                                                                    PAGE
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
                                  ARTICLE VI

                                   COVENANTS

6.1.   General............................................................   33
6.2.   Operation of Business..............................................   33
6.3.   Full Access........................................................   35
6.4.   Exclusivity........................................................   35
6.5.   Efforts............................................................   36
6.6.   Maintenance of Insurance...........................................   36
6.7.   Notice and Supplemental Information................................   36
6.8.   Post-Closing Access and Cooperation................................   37
6.9.   Consistent Tax Reporting...........................................   37
6.10.  Section 338(h)(10) Election........................................   37
6.11.  Termination of Shareholder Agreements..............................   38
6.12.  Resignation of Officers and Directors..............................   38
6.13.  Interim Financial Statements.......................................   38
6.14.  Transition.........................................................   38
6.15.  Confidentiality....................................................   38
6.16.  Post-Closing Covenants.............................................   39
6.17.  Transfer Taxes.....................................................   39
6.18.  Business Name......................................................   40
6.19.  Noncompetition.....................................................   40
6.20.  Assumption and Termination of Certain Contracts....................   41
6.21.  Employee Benefits..................................................   41
6.22.  Title Insurance....................................................   42
6.23.  Financial Condition at Closing.....................................   42
6.24.  Foreign Trademarks.................................................   43

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATION OF BUYER

 7.1.  Warranties True as of Closing Date.................................   43
 7.2.  Compliance with Covenants..........................................   43
 7.3.  Consents...........................................................   43
 7.4.  Actions or Proceedings.............................................   43
 7.5.  Certificate........................................................   44
 7.6.  Opinion of Counsel.................................................   44
 7.7.  Resignations.......................................................   44
 7.8.  Financing..........................................................   44
 7.9.  Termination of Certain Agreements..................................   44

SECTION                                                                    PAGE
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
7.10.  Government Approvals...............................................   44
7.11.  Collateral Agreements..............................................   44
7.12.  Lamba Assets.......................................................   44
7.13.  Documents..........................................................   44
7.14.  FIRPTA Certificate.................................................   45
7.15.  Assumption and Termination of Certain Contracts....................   45
7.16.  Replatting and conveyance of Allsafe property......................   45

                                 ARTICLE VIII

                    CONDITIONS TO OBLIGATION OF THE SELLER

8.1.   Warranties True as of Closing......................................   46
8.2.   Compliance with Covenants..........................................   46
8.3.   Actions or Proceedings.............................................   46
8.4.   Certificate........................................................   46
8.5.   Opinion of Counsel.................................................   46
8.6.   Documents..........................................................   46
8.7.   Government Approvals...............................................   46

                                  ARTICLE IX

                     SURVIVAL AND REMEDY; INDEMNIFICATION

9.1.   Survival of Representations and Warranties.........................   47
9.2.   Indemnification by the Seller......................................   47
9.3.   Indemnification by the Buyer.......................................   48
9.4.   Third-Party Claims.................................................   49
9.5.   Other Indemnification Provisions...................................   50

                                   ARTICLE X

                                  TAX MATTERS

10.1.  Filing of Tax Returns and Payment of Taxes.........................   51
10.2.  Refunds of Taxes...................................................   51
10.3.  Cooperation on Tax Matters.........................................   52
10.4.  Certain Taxes......................................................   52

SECTION                                                                    PAGE
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

                                  ARTICLE XI

11.1   Termination of Agreement..........................................   53
11.2.  Effect of Termination.............................................   53

                                  ARTICLE XII

                                 MISCELLANEOUS

12.1.  Expenses..........................................................   54
12.2.  Press Releases and Public Announcements...........................   54
12.3.  No Third-Party Beneficiaries......................................   54
12.4.  Entire Agreement..................................................   54
12.5.  Succession and Assignment.........................................   54
12.6.  Counterparts......................................................   54
12.7.  Headings..........................................................   54
12.8.  Notices...........................................................   55
12.9.  Governing Law.....................................................   56
12.10. Amendments and Waivers............................................   56
12.11. Severability......................................................   56
12.12. Construction......................................................   56
12.13. Incorporation of Exhibits, Annexes, and Schedules.................   56
12.14. Specific Performance..............................................   57

Exhibits
---------
Exhibit A  -        Form of Opinion of Counsel to the Seller
Exhibit B  -        Form of Opinion of Counsel to the Buyer
Exhibit C  -        Form of Transition Services Agreement
Exhibit D  -        Form of Easement (Driveway)
Exhibit E  -        Form of Easement (Turnaround)

Schedules
---------

Schedule 4.2        Capitalization
Schedule 4.4        Broker's Fee
Schedule 4.5        Title to Assets
Schedule 4.7        Financial Statements
Schedule 4.8        Events Subsequent to latest Balance Sheet
Schedule 4.10       Legal Compliance
Schedule 4.12       Tax Returns

Schedule 4.13(a)    Owned Property
Schedule 4.13(b)    Leased Property
Schedule 4.14(b)    Intellectual Property Infringements
Schedule 4.14(c)    Intellectual Property of the Companies
Schedule 4.14(d)    Third Party Intellectual Property
Schedule 4.17       Contracts
Schedule 4.20       Insurance
Schedule 4.21       Litigation
Schedule 4.22       Warranties
Schedule 4.23       Employees
Schedule 4.24(a)    Employee Benefits
Schedule 4.24(b)    Plan Documents and Reports
Schedule 4.24(c)    Compliance with Employee Benefit Laws
Schedule 4.25       Environmental Matters
Schedule 4.26       Permits
Schedule 4.28       Bank Accounts
Schedule 4.29       Customers and Suppliers
Schedule 6.2        Operation of Business
Schedule 6.18       Business Name
Schedule 6.24       Foreign Trademarks
Schedule 7.15       Assumption and Termination of Certain Contracts
Schedule 9.2(c)     Seller Indemnification
Schedule 9.2(d)     Buyer Assumed Claims with Certain Seller Liability

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     THIS STOCK PURCHASE AGREEMENT, dated as of March 30, 1998, is by and among Jackson Acquisition, Inc., a Delaware corporation (the "Buyer"), NCH
                                                        -----
Corporation, a Delaware corporation (the "Seller"), American Allsafe Company, a
                                          ------
Texas corporation ("Allsafe"), and Silencio/Safety Direct, Inc., a Nevada
                    -------
corporation ("Silencio" and, together with Allsafe, the "Companies").
              --------                                   ---------

     WHEREAS, the Seller owns all of the outstanding capital stock of the Companies (the "Shares");
                ------

     WHEREAS, the Buyer wishes to purchase the Shares from the Seller and the Seller desires to sell to the Buyer all of the Shares;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION  1.1.  Definitions.  The following terms shall have the following
                    -----------
meanings for the purposes of this Agreement.

     "Accounts Receivable" means the rights of the Companies to cash payment for
      -------------------
their sales and other amounts that would be classified as an account receivable on the asset side of a consolidated balance sheet of either of the Companies prepared in accordance with GAAP.

     "Adverse Consequences" means all actions, suits, proceedings, hearings,
      --------------------
investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

     "Affiliate" means, with respect to any specified Person, a Person that
      ---------
directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

     "Affiliated Group" means any affiliated group within the meaning of Code
      ----------------
(S)1504(a) or any similar group defined under a similar provision of state, local or foreign Law.

     "Agreement" means this Stock Purchase Agreement, including all exhibits and
      ---------
schedules hereto, as it may be amended from time to time.

     "Authority" means any governmental, regulatory or administrative body,
      ---------
agency, subdivision or authority, any court or judicial authority, any public regulatory authority, whether foreign, national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any regulation.

     "Business" means the safety products manufacturing business of the Seller,
      --------
which shall include, all of the inventory, sales and distributor information, Intellectual Property and other intangibles (collectively, the "Lamba Assets")
                                                                ------------
of Lamba Systems U.K., a division of NCH U.K., Limited, a corporation organized under the laws of the United Kingdom ("Lamba U.K."); provided, however, that all
                                       ----------    --------  -------
Accounts Receivable of Lamba U.K. shall be excluded from the Business and the definition of Lamba Assets.

     "Buyer" has the meaning set forth in the preface above.
      -----

     "Buyer Indemnified Parties" has the meaning set forth in Section 9.2.
      -------------------------                               -----------
below.

     "Closing" has the meaning set forth in Section 2.4 below.
      -------                               -----------

     "Closing Date" has the meaning set forth in Section 2.4 below.
      ------------                               -----------

     "Code" means the Internal Revenue Code of 1986, as amended.
      ----

     "Companies" has the meaning set forth in the preface above.
      ---------

     "Company Indemnifying Party" has the meaning set forth in Section 9.2
      --------------------------                               -----------
below.

     "Confidential Information" means any information concerning the businesses
      ------------------------
and affairs of the Companies other than information which is (i) generally available to the public through no fault of the disclosing party or (ii) which the disclosing party knew or to which the disclosing party had access prior to disclosure.

     "Contract" means any contract, lease, commitment, understanding, sales
      --------
order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, which is intended or purports to be binding and enforceable.

     "Current Liabilities" shall mean any indebtedness or other obligation
      -------------------
coming due within one year that in either case would be classified as a current liability on the liability side of a consolidated balance sheet of either of the Companies in accordance with GAAP.

     "Deposit Amount" means $295,000.
      --------------

     "Employee" has the meaning set forth in Section 4.23 below.
      --------                               ------------

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or
      ---------------------
retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA (S)3(2).
      -----------------------------

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA (S)3(1).
      -----------------------------

     "Encumbrances" means all liens, claims, easements, rights-of-way,
      ------------
reservations, restrictions, encroachments, tenancies and any other encumbrances of whatsoever kind, type or nature which affect the Owned Property.

     "Environmental Laws" means all Federal, state, and local statutes,
      ------------------
regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, materials or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar Federal, state or local statutes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Financial Statements" has the meaning set forth in Section 4.7 below.
      --------------------                               -----------

     "GAAP" means United States generally accepted accounting principles as in
      ----
effect from time to time.

     "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements
      ---------------------
Act of 1976, as amended.

     "Hazardous Substance" means any material or substance which (i) constitutes
      -------------------
a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Laws) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Laws.

     "Indemnified Party" has the meaning set forth in Section 9.4 below.
      -----------------                               -----------

     "Indemnifying Party" has the meaning set forth in Section 9.4 below.
      ------------------                               -----------

     "Intellectual Property" means (a) all inventions (whether patentable or
      ---------------------
unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation), (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge" means with respect to a specified party hereto, actual
      ---------
knowledge of (i) the executive officers of such party and (ii) the officers and employees of such party who have operational responsibility for the subject matter associated with the relevant representation.

     "Latest Balance Sheet" means the unaudited balance sheet of each of the
      --------------------
Companies dated as of January 31, 1998.

     "Law" means any law, statute, regulation, ordinance, rule, order, decree,
      ---
judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Authority.

     "Liability" means any liability (whether asserted or unasserted, whether
      ---------
absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Lien" means any mortgage, lien (except for any lien for Taxes not yet due
      ----
and payable), charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance (other than, in each such case, any restriction on transfer imposed pursuant to applicable securities laws).

     "Material", "material"or "materially" means any circumstance or state of
      --------    --------     ----------
facts which results in, or would reasonably be expected to result in the expenditure or commitment of $150,000 or more.

     "Material Adverse Effect" means any change or effect that would be, or
      -----------------------
would reasonably be expected to be, materially adverse to the properties, assets, condition (financial or otherwise), results of operations, or business of a specified Person.

     "Most Recent Financial Statements" has the meaning set forth in Section 4.7
      --------------------------------                               -----------
below.

     "Most Recent Fiscal Month End" has the meaning set forth in Section 4.7
      ----------------------------                               -----------
below.

     "Most Recent Fiscal Year End" has the meaning set forth in Section 4.7
      ---------------------------                               -----------
below.

     "Multiemployer Plan" has the meaning set forth in ERISA (S)3(37).
      ------------------

     "Ordinary Course of Business" means the ordinary course of business
      ---------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "Permits" has the meaning set forth in Section 4.26 below.
      -------                               ------------

     "Permitted Encumbrances" means and shall include:
      ----------------------

          (a) all Encumbrances reflected on the Title Commitment approved by the
          Buyer: and

          (b) liens and other encumbrances created by Buyer.

     "Person" means an individual, a partnership, a corporation, an association,
      ------
a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Purchase Price" means $29,500,000.
      --------------

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "Securities Act" means the Securities Act of 1933, as amended.
      --------------

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as
      -----------------------
amended.

     "Seller Affiliate" means Seller and any other person which is directly or
      ----------------
indirectly controlled by Seller. A person shall be deemed to be "controlled by" Seller if Seller possesses, directly or indirectly, (i) the power to vote 50% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (ii) power to direct or cause the direction of the management and policies or such person by Contract or otherwise.

     "Seller" has the meaning set forth in the preface above.
      ------

     "Shares" means all shares of capital stock of the Companies held of record
      ------
by the Seller.

     "Subsequent Monthly Financial Statements" has the meaning set forth in
      ---------------------------------------
Section 6.13 below.
------------

     "Subsidiary" of a specified Person means any corporation, partnership,
      ----------
limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interest or partnership interest the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
      ---
license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or
      ----------
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Terminated Contracts" has the meaning set forth in Section 7.15 below.
      --------------------                               ------------

     "Third Party Claim" has the meaning set forth in Section 9.4 below.
      -----------------                               -----------

     "Title Commitment" means a commitment for an owner's policy of title
      ----------------
insurance with respect to the Owned Property issued by the Title Company, on the most recent form promulgated by ALTA, setting forth the status of the title of the Owned Property and showing all Encumbrances and other matters relating to the Owned Property.

     "Title Company" means reputable title insurance company reasonably
      -------------
acceptable to Seller and Buyer.

     "Title Policy" means an owner's policy of title insurance with respect to
      ------------
the Owned Property on the most recent form promulgated by ALTA, issued by the Title Company, which policy shall initially be in the amount as determined in
Section 6.22 of this Agreement subject only to the Permitted Encumbrances.
------------

     "Working Capital" has the meaning set forth in Section 6.23(a) below.
      ---------------                               ---------------


                                  ARTICLE II

                          PURCHASE AND SALE OF SHARES

     SECTION  2.1.  Basic Transaction. On and subject to the terms and
                    -----------------
conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell, or cause to be sold, to the Buyer, all of the Shares for the consideration specified herein.

     SECTION  2.2.  Payment of Purchase Price.  On the Closing Date, in
                    -------------------------
consideration for the Shares, the Buyer shall pay to the Seller an amount equal to the Purchase Price less the Deposit Amount (the "Net Purchase Price"). The
                      ----                          ------------------
Net Purchase Price shall be paid to the Seller by means of wire transfer of immediately available funds to an account or accounts designated by the Seller.

     SECTION  2.3.  Deposit.  Upon the execution and delivery of  this
                    -------
Agreement, the Buyer shall present to the Seller the Deposit Amount, which shall be placed in an escrow account and shall be released to the Seller (i) in the event the Closing occurs on or prior to April 30, 1998 on the Closing Date or
(ii) in the event that the Buyer fails to purchase the Shares on or prior to April 30, 1998, other than as a result of the failure of the Seller or the Company, as the case may be, to meet any of the closing conditions expressly set forth in Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.9, 7.10, 7.11 or 7.14, on
         ------- ---  ---  ---  ---  ---  ---  ---  ----  ----  ----    ----
April 30, 1998.

     SECTION  2.4.  The Closing.  The closing of the transactions contemplated
                    -----------
by this Agreement (the "Closing") shall take place at the offices of Mayer,
                        -------
Brown & Platt, 1675 Broadway, New York, NY 10019, commencing at 10:00 a.m. local time on the earlier of (i) April 15, 1998, (ii) five (5) business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or (iii) such other date as the parties may mutually determine, but in no event later than April 30, 1998 (the "Closing Date").
                                                ------------

     SECTION  2.5.  Closing Deliveries by Seller.  To effect the transfer
                    ----------------------------
referred to in Section 2.1 hereof and the delivery of the consideration
               -----------
described in Section 2.2 hereof, the Seller shall, on the Closing Date, deliver
             -----------
the following:

          (a) Seller shall cause to be delivered to Buyer certificates evidencing the Shares, free and clear of any and all Liens, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank;

          (b) Seller shall have delivered to Buyer all consents, approvals, releases and waivers from governmental Authorities and other third parties required or necessary as a result of the transactions contemplated hereby, reasonably satisfactory in form and substance to Buyer and its counsel;

          (c) Seller shall have delivered all other documents required to be delivered pursuant to Article VII hereof not specifically mentioned above
                           -----------
     in this Section 2.5 ; and
             -----------

          (d) Seller shall have delivered two executed counterparts of access easements substantially in the form as set forth on Exhibits D and E;
                                                         ----------     -

          (e) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer and its counsel.

     SECTION  2.6.  Closing Deliveries by Buyer.  To effect the transfer
                    ---------------------------
referred to in Section 2.1 hereof and the delivery of the consideration
               -----------
described in Section 2.2 hereof, the Buyer shall, on the Closing Date, deliver
             -----------
the following:

          (a) Buyer shall have tendered to Seller the Net Purchase Price by wire transfer of immediately available funds to such account or accounts of which Seller shall have given notice to Buyer hereunder not later than two
     (2) business days prior to the Closing Date;

          (b) Buyer shall have delivered two executed counterparts of access easements substantially in the form as set forth on Exhibits D and E.
                                                         ----------     -

          (c) Buyer shall have released the Deposit Amount from the escrow account to the Seller;

          (d) Buyer shall have tendered all other documents required to be delivered pursuant to Article VIII hereof not specifically mentioned above
                           ------------
     in this Section 2.6; and

          (e) All instruments and documents executed and delivered to Seller pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Seller and its counsel.

     SECTION  2.7.  Purchase Price Allocation. The Purchase Price for the Shares
                    -------------------------
(including assumed liabilities of the Companies) shall be allocated among the assets of each of the Companies as mutually agreed by Buyer and Seller within 60 days after the Closing Date. In the event the Buyer and Seller fail to agree to a purchase price allocation within 60 days of the Closing Date, they shall submit their respective allocation to a nationally recognized mutually acceptable independent accounting firm, which shall make an allocation binding upon both parties within 30 days of its engagement. Each of the Buyer and Seller shall bear 50% of the costs of such independent allocation. Following the consummation of the transactions contemplated by this Agreement, Buyer and Seller in connection with their respective U.S. Federal, state and local income Tax Returns shall not take any position inconsistent with such allocation (or any adjustment to such allocations). Any adjustment to the Purchase Price (or the assumed liabilities of the Companies) shall be allocated among the assets of each of the Companies in accordance with Temp. Treas. Reg.
(S) 1.338(b)-3T(d) or Temp. Treas. Reg. (S) 1.338(b)-3T(e), whichever is applicable.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that the statements contained in this Article III are correct and complete as of the date of this
                  -----------
Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III) with respect to itself. All information
                          -----------
set forth in the Schedules shall be deemed by this reference to be set forth in all such other Schedules delivered under this Article III. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

     SECTION  3.1.  Organization of Seller.  Seller is duly organized, validly
                    ----------------------
existing and in good standing under the laws of the State of Delaware.

     SECTION  3.2.  Authorization of Transaction.  Seller has the requisite
                    ----------------------------
corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller (assuming due authorization, execution and delivery hereof by the Buyer), enforceable in accordance with its terms and conditions, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity).

     SECTION  3.3.  Noncontravention.  Neither the execution and the delivery of
                    ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, Law, injunction, ruling, charge, or other restriction of any Authority to which the Seller is subject, (B) violate any provision of the certificate of incorporation or bylaws of the Seller or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which it is bound or to which any of its assets are subject, except for any violations or conflicts that, individually or in the aggregate, would not be material to the Companies (taken as a whole), impair the ability of the Seller to perform its obligations under this Agreement or prevent the consummation of any of the transactions contemplated hereby.

     SECTION  3.4.  Brokers' Fees.  The Seller has no Liability or obligation to
                    -------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     SECTION  3.5.  Shares.  The Seller holds of record and owns beneficially
                    ------
all of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, or demands. The Seller is not a party to any option, warrant, purchase right, or other Contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any Shares (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Shares.


                                  ARTICLE IV

        REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SELLER

     Each of the Companies and the Seller, jointly and severally hereby represents and warrants to the Buyer that the statements contained in this
Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV), except as set forth in the Schedules hereto. All information set forth in the Schedules shall be deemed by this reference to be set forth in all such other Schedules delivered under this Article IV, An item disclosed in any
                                          ----------
Schedule shall be deemed disclosed for purposes of all Schedules. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).

     SECTION  4.1.  Organization, Qualification, and Corporate Power.  Each of
                    ------------------------------------------------
the Companies is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation. Each of the Companies is duly authorized to conduct business and is in good standing under the Laws of each jurisdiction where such qualification is required, except where the failure to be so qualified or be in good standing would not be material to the Companies (taken as a whole). Each of the Companies has full corporate power and authority and all licenses, Permits, and authorizations necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it, except where the failure to have such power and authority and hold such licenses, Permits and authorizations would not be material to the Companies (taken as a whole). The Seller has delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of each of the Companies (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Companies are correct and complete in all material respects. None of the Companies is, in any material respect, in default under or in violation of any provision of its articles of incorporation or bylaws.

     SECTION  4.2.  Capitalization.
                    --------------

          (a) The entire authorized capital stock of each of the Companies is set forth on Schedule 4.2. All of the issued and outstanding Shares have
                  ------------
     been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require any of the Companies to issue, sell, or otherwise cause to become outstanding any of the Shares. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Shares. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Shares.

          (b) The assignments, endorsements, stock powers and other instruments of transfer delivered by the Seller to Buyer at the Closing will be sufficient to transfer the Seller's entire interest, legal and beneficial, in the Shares. The Seller has full power and authority to convey good and marketable title to all of the Shares, and upon transfer to Buyer of the certificates representing such Shares, Buyer will receive good and marketable title to such Shares, free and clear of all Liens.

     SECTION  4.3.  Noncontravention.  Neither the execution and the delivery of
                    ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, Law, injunction, ruling, charge, or other restriction of any Authority to which any of the Companies or Lamba U.K. is subject or any provision of the articles of incorporation or bylaws of any of the Companies or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material Contract, lease, license, instrument, or other arrangement to which any of the Companies or Lamba U.K. is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Except for filings under the Hart-Scott-Rodino Act, neither the Seller nor any of the Companies needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Authority in order for the parties to consummate the transactions contemplated by this Agreement, except for such consents, approvals, orders, authorizations, registrations, declarations, filings, notices or Permits the failure of which to be obtained or made would not be material to the Companies (taken as a whole), impair the ability of the Seller or any of the Companies to perform their respective obligations under this Agreement or prevent the consummation of any of the transactions contemplated thereby.

     SECTION  4.4.  Brokers' Fees.  Except as set forth on Schedule 4.4, neither
                    -------------                          ------------
the Seller nor any of the Companies has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     SECTION  4.5.  Title to Assets.  Except as set forth on Schedule 4.5
                    ---------------                          ------------
hereto, each of the Companies has good and marketable title to, or a valid leasehold or license interest in, the properties and assets used by it, located on its premises, or shown on the Latest Balance Sheet or acquired after the date thereof and that are material to the Companies (taken as a whole), free and clear of all Liens, except for (i) properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet and (ii) Liens that, individually or in the aggregate, are not material to the Companies, taken as a whole.

     SECTION  4.6.  Subsidiaries.  None of the Companies has any direct or
                    ------------
indirect Subsidiaries, either wholly or partially owned, and none of the Companies holds any direct or indirect economic, voting or management interest in any Person or owns any securities issued by any Person.

     SECTION  4.7.  Financial Statements. Attached hereto as Schedule 4.7 are
                    --------------------                     ------------
the following financial statements (collectively the "Financial Statements"):
                                                      --------------------
(i) audited consolidated balance sheets and statements of income (including all notes thereto) as of and for the fiscal year ended April 30, 1997 (the "Most
                                                                        ----
Recent Fiscal Year End") for each of the Companies; (ii) unaudited consolidated
----------------------
balance sheets and statements of income (including all notes thereto) as of and for the fiscal year ended April 30, 1995 and 1996; and (iii) unaudited consolidated balance sheets and statements of income (including all notes thereto) (the "Most Recent Financial Statements") as of and for the 9 months
               --------------------------------
ended January 31, 1998 (the "Most Recent Fiscal Month End") for each of the
                             ----------------------------
Companies. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of each of the Companies as of such dates and the results of operations of each of the Companies for such periods. The Seller maintains a separate cash account for each of the Companies (into which the Seller deposits all of the receipts of the Business and out of which the Seller makes all of the disbursements of the Business).

     SECTION  4.8.  Events Subsequent to Latest Balance Sheet.  Except as set
                    -----------------------------------------
forth on Schedule 4.8 hereto, since the date of the Latest Balance Sheet, there
         ------------
has not been any adverse change in the business, financial condition, operations or results of operations of any of the Companies (taken as whole), that, individually or together with other similar events, could reasonably be expected to constitute or cause a Material Adverse Effect on the Companies, taken as a whole. Without limiting the generality of the foregoing, since that date:

          (a) none of the Companies has sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than in the Ordinary Course of Business;

          (b) except purchase orders and sales contracts entered into in the Ordinary Course of Business, none of the Companies has entered into any Contract (or series of related Contracts) involving more than $150,000;

          (c) no party (including any of the Companies) has accelerated, terminated, modified, or canceled any material Contract (or series of related Contracts) to which any of the Companies is a party or by which any of the Companies is bound;

          (d) except in the Ordinary Course of Business, none of the Companies has imposed any Lien upon any of its assets, tangible or intangible;

          (e) except in accordance with the capital expenditure budget provided to the Buyer and as set forth on Schedule 4.8, none of the Companies has
                                      ------------
     made any capital expenditure (or series of related capital expenditures) in an amount in excess of $150,000 either individually or in the aggregate;

          (f) except in accordance with the capital expenditure budget provided to the Buyer and as set forth on Schedule 4.8, none of the Companies has
                                      ------------
     made any capital investment in, any loan to, or any acquisition of the securities or assets, except in the Ordinary Course of Business (such as, without limitation, the purchase of inventory and supplies), of, any other Person (or series of related capital investments, loans, and acquisitions);

          (g) none of the Companies has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation involving more than $150,000 either individually or in the aggregate;

          (h) none of the Companies has delayed or postponed the payment of any material accounts payable or other Liabilities outside the Ordinary Course of Business;

          (i) none of the Companies has canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $150,000 or outside the Ordinary Course of Business;

          (j) none of the Companies has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

          (k) there has been no change made or authorized in the articles of incorporation or bylaws of any of the Companies;

          (l) none of the Companies has issued, sold, or otherwise disposed any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (m) none of the Companies has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock, or otherwise made any payments or dispositions of the Companies' cash outside of the Ordinary Course of Business; provided, that Seller shall be entitled to withdraw substantially all monies from the Companies' cash accounts immediately prior to the Closing Date.

          (n) none of the Companies has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property that is material to the Companies (taken as a whole);

          (o)  except as identified on Schedule 4.8, none of the Companies has
                                       ------------
     made any loan to, or entered into any other transaction with, any of its directors, officers, employees or Affiliates;

          (p) other than in the Ordinary Course of Business, none of the Companies has entered into any employment Contract or collective bargaining agreement or modified the terms of any existing such Contract or agreement;

          (q) other than in the Ordinary Course of Business, none of the Companies has granted any increase in the base compensation of any of its directors or officers, or made any other change in employment terms for any of its directors, officers, and employees or, except for wage and salary increases made in the Ordinary Course of Business, increased the compensation of any other employee of any of the Companies;

          (r) none of the Companies has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any of its directors or officers (or taken any such action with respect to any other Employee Benefit Plan);

          (s) none of the Companies has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

          (t)  none of the Companies has committed to any of the foregoing.

     SECTION  4.9.  Undisclosed Liabilities.   None of the Companies has any
                    -----------------------
material Liability (and, to the Knowledge of the Companies and the Sellers, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of the Companies giving rise to any material Liability), except for (i) Liabilities which are reflected, reserved or disclosed in the Latest Balance Sheet and (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business.

     SECTION  4.10. Legal Compliance.  Except as set forth on Schedule 4.10,
                    ----------------                          -------------
each of the Companies and their respective predecessors and Affiliates have complied in all material respects with all applicable Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply.

     SECTION  4.11. SEC Compliance.  The Seller and the Companies have complied
                    --------------
with all applicable provisions of the Securities Act and the Securities Exchange Act and with all SEC regulations and have filed and registered all forms, agreements, securities and documents required by Law and by the regulations promulgated by the SEC, including, but not limited to, all required registration statements, proxy statements, annual and quarterly reports and all other necessary filings except to the extent such failure to comply would not be material to the Companies (taken as a whole). To the Knowledge of the Companies and the Seller, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     SECTION  4.12.  Tax Matters.
                     -----------

          (a) Each of the Companies has duly and timely filed (taking into account all valid extensions of filing dates) all Tax Returns that it has been required to file for all periods through and including the Closing Date. All such Tax Returns were correct and complete in all material respects. All material Taxes owed by any of the Companies (whether or not shown on any Tax Return) have been timely paid, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP. None of the Companies currently is the beneficiary of any extension of time within which to file any Tax Return. Each of the Companies has maintained an adequate provision for, and adequate funds to pay Taxes payable for such Company as of January 31, 1998, and such provision and funds (as adjusted for the passage of time through the Closing Date in accordance with the past custom and practices of each of the Companies in filing their respective Tax Returns) will be adequate for Taxes payable by such Company as of the Closing Date. No claim has ever been made by an Authority in a jurisdiction where any Company does not pay Taxes or file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of any of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Except as set forth on Schedule 4.12, none of the Tax Returns that
                                     -------------
     include the operations of the Companies has ever been audited or investigated by any taxing Authority, and, to the Knowledge of the Companies and the Seller no fact exists which would constitute grounds for the assessment of any additional material Taxes by any taxing Authority with respect to the taxable years covered in such Tax Returns. To the Knowledge of the Companies and the Seller, no issues have been raised in any examination by any taxing Authority with respect to the businesses and operations of the Companies which, by application of similar principals, reasonably could be expected to result in a proposed adjustment to the Liability for material Taxes for any other period not so examined. To the Knowledge of the Company and the Seller, neither the Companies nor the Seller has received, or expects to receive, from any taxing Authority any written notice of a proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against the Companies.

          (c) Schedule 4.12 lists all federal, state, local, and foreign income
              -------------
     Tax Returns filed with respect to each of the Companies for taxable periods for which the applicable statute of limitations has not expired. The Seller has delivered to the Buyer correct and complete copies of all federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by each of the Companies for taxable periods for which the applicable statue of limitations has not expired. None of the Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (d) To the Knowledge of the Companies and the Seller, neither the Seller nor any of the Companies (i) expects any Authority to assess any material additional Taxes for any period for which Tax Returns have been filed or has received from any taxing Authority any written notice of a proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against any of the Companies.

          (e) Each of the Companies has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent Contractor, creditor, stockholder, or other third party.

          (f)  None of the Companies has filed a consent to the application of
     Section 341(f) of the Code.

          (g) None of the Companies will be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign Tax Law) in taxable income for any Tax period beginning on or after the Closing Date, or (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign Tax Law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date.

          (h) None of the Companies has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof) any payments that will not be deductible under Section 280G or
     Section 162(m) of the Code.

          (i) None of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

          (j) None of the Companies is a party to any Tax allocation or sharing agreement. None of the Companies is subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income Tax purposes.

          (k) None of the assets of the Companies constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which none of the Companies is treated as the owner for federal income Tax purposes.

          (l) Seller is not a "foreign person" as defined in Section 1445(f)(3) of the Code.

          (m)  Except as set forth on Schedule 4.12, none of the Companies (A)
                                      -------------
     has been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has any Liability for the Taxes of any Person (other than the Company) under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.

     SECTION  4.13.  Real Property.
                     -------------

          (a)  Schedule 4.13(a) lists and describes briefly all real property
               ----------------
     that each of the Companies owns (the "Owned Property").  Except as set
                                           --------------
     forth on Schedule 4.13(a) with respect to each such parcel of Owned
              ----------------
     Property:

               (i) the identified owner has good and marketable title to the parcel of Owned Property, free and clear of all Liens, easements, covenants, or other restrictions, except for installments of special assessments of real estate Taxes not yet delinquent and recorded easements, covenants, and other restrictions which do not impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto; other than Liens, easements, covenants, or other restrictions that would not be material to the Companies (taken as a whole);

               (ii) there are no pending or, to the Knowledge of the Companies and the Seller, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property which are reasonably likely to have a Material Adverse Effect on the current use, occupancy or value thereof;

               (iii) To the Knowledge of the Seller and the Companies, all facilities have received all approvals of governmental Authorities (including licenses and Permits) required in connection with the ownership or operation thereof except where the failure to obtain such approvals would not be material to the Companies (taken as a whole) and have been operated and maintained in accordance with applicable Laws, rules, and regulations in all material respects;

               (iv) there are no material leases, subleases, licenses, concessions, or other Contracts granting to any party or parties the right of use or occupancy of any portion of the parcel of Owned Property;

               (v) there are no outstanding unrecorded options or rights of first refusal to purchase any Owned Property, or any portion thereof or interest therein;

               (vi) there are no parties (other than the Companies and the Seller) in possession of any Owned Property; and

               (vii) all facilities located on the parcels of Owned Property are supplied with utilities and other services necessary for the current operation of such facilities in the Ordinary Course of Business, including gas, electricity, water, telephone, sanitary sewer, and storm sewer;

          (b)  Schedule 4.13(b) lists and describes briefly all real property
               ----------------
     leased or subleased to each of the Companies providing for lease or other payments thereunder in excess of $150,000 per annum (the "Leased
                                                               ------
     Property").  The Seller has delivered to the Buyer correct and complete
     --------
     copies of the leases and subleases and other agreements for occupancy, including all amendments, extensions and other modifications thereto ("Leases") with respect to each Leased Property, as listed in Schedule
       ------                                                      --------
     4.13(b) (as amended to date).  Except as set forth on Schedule 4.13(b),
     -------                                               ----------------
     with respect to each Lease:

               (i) the Lease is legal, valid, binding, enforceable against the Seller or the Companies (as applicable), and in full force and effect, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity);

               (ii) the Lease will be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;

               (iii) no party to the Lease is in breach or default in any material respect, and to the Knowledge of the Companies and the Seller, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the Lease has repudiated any material provision thereof;

               (v) there are no material disputes, oral agreements, or forbearance programs in effect as to the Lease;

               (vi) none of the Companies has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered in any material respect any interest in the leasehold or subleasehold;

               (vii) all facilities leased or subleased thereunder have received all material approvals of governmental Authorities (including licenses and permits) required in connection with the operation thereof; and

               (viii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities in the Ordinary Course of Business.

     SECTION  4.14.  Intellectual Property.
                     ---------------------

          (a) Each of the Companies owns or has the right to use pursuant to Contract all Intellectual Property necessary for the operation of the Business as presently conducted and proposed to be conducted. Each such item of Intellectual Property owned or used by each of the Companies immediately prior to the Closing hereunder will be owned or available for use by such Company on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Companies has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses, except where the failure to take such action would not be material to the Companies (taken as a whole).

          (b) Except as disclosed on Schedule 4.14(b), none of the Companies has
                                     ----------------
     interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties in any material respect, and the Companies and the Seller have no Knowledge of any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Companies must license or refrain from using any Intellectual Property rights of any third party), except for such interference, infringements, misappropriations, conflicts, charges, complaints, claims, demands and notices that would not be material to the Companies (taken as a whole). Except as disclosed on Schedule 4.14(b), to the Knowledge of the
                                     ----------------
     Companies and the Seller, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Companies.

          (c) Schedule 4.14(c) identifies each patent or registration which has
              ----------------
     been issued to each of the Companies with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which each of the Companies has made with respect to any of its Intellectual Property, and identifies each Contract which each of the Companies has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications and Contracts (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Schedule 4.14(c) also identifies each trade name or
                        ----------------
     unregistered trademark used by each of the Companies in connection with the Business. Schedule 4.14(c) also identifies each material software program
               ----------------
     owned by the Companies, and the Seller has delivered to the Buyer all source and object code and documentation for or relating to such software programs. Except as disclosed on Schedule 4.14(c), with respect to each item of Intellectual Property required to be identified in Schedule
                                                                --------
     4.14(c):
     -------

               (i) each of the Companies possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction, except for such other Liens, licenses or other restrictions that would not be material to the Companies (taken as a whole);

               (ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Companies and the Seller, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

               (iv) none of the Companies has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (v) the Seller has not abandoned any of the U.S. registered trademarks set forth on Schedule 4.14(c).
                             ----------------

          (d)  Schedule 4.14(d) identifies each material item of Intellectual
               ----------------
     Property that any third party owns and that each of the Companies uses pursuant to any Contract. The Seller has delivered to the Buyer correct and complete copies of all such Contracts (as amended to date). Schedule
                                                                     --------
     4.14(d) also identifies each material Contract providing for support or
     -------
     maintenance of software used by the Companies.  Except as set forth on
     Schedule 4.14(d), with respect to each item of Intellectual Property
     ----------------
     required to be identified in Schedule 4.14(d):
                                  ----------------

               (i) the Contract covering the item is legal, valid, binding, enforceable, and in full force and effect, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity);

               (ii) the Contract will be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby;

               (iii) no party to the Contract is in breach or default in any material respect, and to the Knowledge of the Companies and the Seller, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

               (iv) no party to the Contract has repudiated any material provision of such Contract;

               (v) to the Knowledge of the Companies and the Seller, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge that would be material to the Companies (taken as a whole);

               (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Companies and the Seller, is threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

               (vii) none of the Companies has granted any sublicense or similar right with respect to the Contract.

          (e) To the Knowledge of the Companies and the Seller and except as set forth on Schedule 4.14(b), none of the Companies will interfere with,
                  ----------------
     infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties (including but not limited to the failure of Silencio to obtain the requisite permission or license for the use of trademarks and service marks from any third party) as a result of the continued operation of its Business as presently conducted, except for such interference, infringements, misappropriations or conflicts that would not be material to the Companies (taken as a whole).

          (f) None of the Companies and the Seller have any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which would reasonably be expected to supersede or make obsolete any product or process of any of the Companies.

          (g) The Companies have (i) undertaken a review and assessment of all areas within their business and operations that could be materially adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Companies may be unable to recognize and properly perform date-sensitive functions involving dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Companies reasonably anticipate that all computer applications that are material to the Companies' business and operations will on a timely basis be able to record, store, process, manage, specify or print dates falling on or after January 1, 2000 substantially in the same manner, and with substantially the same functionality, accuracy, data integrity and performance as such computer applications record, store, process, manage, specify and print dates falling on or before December 31, 1999 (that is, be "Year 2000 Compliant").

     SECTION  4.15.  Assets of the Companies.  Each of the Companies owns or
                     -----------------------
leases all buildings, machinery, equipment, and other assets necessary for the conduct of its Business as presently conducted and as presently proposed to be conducted. Each such asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used, except where the existence of such defects, failure to maintain, condition and repair, or suitability would not be material to the Companies (taken as a whole). The assets of the Companies at the Closing, when taken together with the Lamba Assets and the Transition Services Agreement will be sufficient in all material respects to permit the Buyer to operate the Business as currently conducted and as proposed to be conducted.

     SECTION  4.16.  Inventory.  The inventory of each of the Companies consists
                     ---------
of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable in all material respects and fit in all material respects for the purpose for which it was procured or manufactured, subject only to the reserve for inventory writedown which is reflected on a net basis in inventory on the face of the Latest Balance Sheet, as adjusted for the passage of time through the Closing Date in the Ordinary Course of Business.

     SECTION  4.17.  Contracts.  Except for purchase orders and sales contracts
                     ---------
entered into in the Ordinary Course of Business, Schedule 4.17 lists the
                                                 -------------
following Contracts and other agreements to which each of the Companies is a party:

          (a) any material Contract (or group of related Contracts) that requires the consent of any person in connection with the execution of this Agreement and the transactions contemplated thereby;

          (b) any Contract (or group of related Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $150,000 per annum;

          (c) any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will, result in a loss to any of the Companies, or involve consideration in excess of $150,000;

          (d) any capitalized lease, pledge, conditional sale or title retention agreement involving the payment of more than $150,000 in the aggregate;

          (e)  any Contract creating a partnership or joint venture;

          (f) any Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any agreement to act as one of the foregoing on behalf of any Person the performance of which will involve consideration in excess of $150,000;

          (g) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Lien on any of its material assets, tangible or intangible;

          (h) any Contract pursuant to which any of the Companies has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the Ordinary Course of Business);

          (i) any mortgage, indenture, note, bond or other agreement evidencing indebtedness incurred or provided by any of the Companies;

          (j) any Contract concerning confidentiality or noncompetition or otherwise prohibiting any of the Companies from freely engaging in any business;

          (k) any Contract with the Seller or any Affiliate thereof (other than standard purchase and sale agreements between the Companies and their Affiliates);

          (l) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (m) any Contract involving a governmental body the performance of which will involve consideration in excess of $150,000;

          (n)  any collective bargaining agreement;

          (o) any Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

          (p) any Contract, whether or not fully performed, relating to any acquisition or disposition of any of the Companies or any predecessor in interest or any acquisition or disposition of any subsidiary, division, line of business, or real property of any of the Companies;

          (q) any Contract under which it has advanced or loaned any amount to any of its directors, officers, and employees;

          (r) any Contract under which the consequences of a default or termination could have a Material Adverse Effect on the Business;

          (s) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of $150,000;

          (t) any Material Contract between each of the Companies, on the one hand, and the Seller and any Seller affiliate (other than any of the Companies) on the other hand;

          (u)  any commitment to do any of the foregoing described in clauses
     (a) through (t).

The Seller has delivered to the Buyer a correct and complete copy of each written Contract listed in Schedule 4.17 (as amended to date) and a written
                           -------------
summary setting forth the material terms and conditions of each oral Contract referred to in Schedule 4.17. With respect to each such Contract: (A) the
               -------------
Contract is legal, valid, binding, enforceable, and in full force and effect, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity);
(B) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms immediately following the consummation of the transactions contemplated hereby; (C) to the Knowledge of the Companies and the Seller, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (D) no party has repudiated any material provision of the Contract.

     SECTION  4.18.  Notes and Accounts Receivable.  All material notes and
                     -----------------------------
Accounts Receivable of each of the Companies are reflected properly on their respective books and records and are valid receivables subject to no material setoffs or to the Knowledge of the Companies and the Sellers, counterclaims. In the event the Companies use the same collection efforts following the Closing as prior to the Closing, the Seller believes that such notes and Accounts Receivable will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Latest Balance Sheet. as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business.

     SECTION  4.19.  Powers of Attorney.  There are no outstanding powers of
                     ------------------
attorney executed on behalf of any of the Companies that are material to the Companies (taken as a whole).

     SECTION  4.20.  Insurance.  Schedule 4.20 sets forth the following
                     ---------   -------------
information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) to which each of the Companies is a party, a named insured, or otherwise the beneficiary of coverage:

          (a)  the name, address, and telephone number of the agent;

          (b) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

          (c)  the policy number and the period of coverage;

The Companies or Seller have provided to Buyer a copy of each of the policies described on Schedule 4.20. With respect to each such insurance policy: (A)
             -------------
the policy is legal, valid, binding, enforceable, and in full force and effect, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity);
(B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect (subject to the qualifications noted in Clause (A) above) on identical terms immediately following the consummation of the transactions contemplated hereby; (C) neither any of the Companies nor to the Knowledge of the Companies and the Seller, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) to the Knowledge of the Companies and the Seller, no event has occurred which, with notice or lapse of time, would result in retroactive increases in premiums; and (E) no party to the policy has repudiated any material provision thereof. Each of the Companies is covered by insurance in scope and amount customary and reasonable for the business in which it has engaged. Schedule 4.20 describes any self-insurance arrangements
                -------------
affecting each of the Companies. Schedule 4.20 sets forth known claims, if any,
                                 -------------
made against each of the Companies that are covered by insurance. Such claims have been disclosed to the appropriate insurance companies and are being defended by such appropriate insurance companies. Except as set forth on
Schedule 4.20, no claims have been denied coverage during the last three years.
-------------

     SECTION  4.21.  Litigation.  Schedule 4.21 sets forth each instance in
                     ----------   -------------
which each of the Companies (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge of any Authority or (ii) is a party or, to the Knowledge of the Companies and the Seller, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any Authority, including with respect to any material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Companies. Neither the Companies nor the Seller believes that any of the actions, suits, proceedings, hearings, and investigations set forth in
Schedule 4.21 will result in any Material Liability to the Companies (taken as a
-------------
whole). None of the Companies or the Seller have any Knowledge of any matter that would cause them to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against any of the Companies.

     SECTION  4.22.  Product Warranty.  Each product manufactured, sold, leased,
                     ----------------
or delivered by each of the Companies has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Companies has any material Liability for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Latest Balance Sheet as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business. No product manufactured, sold, leased, or delivered by any of the Companies is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease other than which would not be material to the Companies, taken as a whole. Schedule 4.22 includes copies of the standard terms and conditions
            -------------
of sale or lease for each of the Companies (containing applicable guaranty, warranty, and indemnity provisions).

     SECTION  4.23.  Employees.  Schedule 4.23 contains a true, complete and
                     ---------   -------------
accurate list of the names, titles, annual compensation and all bonuses and similar payments made with respect to each such individual for the current and preceding fiscal years for all directors, officers and employees of each of the Companies whose annual compensation, including any bonuses, equals or exceeds $100,000 (collectively, the "Employees"). To the Knowledge of the Companies and
                             ---------
the Seller, no executive, key employee, or group of employees has any plans to terminate employment with any of the Companies. None of the Companies is a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Companies and the Seller, none of the Companies has committed any unfair labor practice. To the Knowledge of the Companies and the Seller, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Companies. None of the Companies has engaged in any plant closing or employee layoff activities that would violate or require notification pursuant to, the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state, local or foreign plant closing or mass layoff statute, rule or regulation.

     SECTION  4.24.  Employee Benefits.
                     -----------------

          (a)  General.  Except as set forth on Schedule 4.24(a), none of the
               -------                          ----------------
     Companies is a party to, participates in or has any Liability or contingent Liability with respect to:

               (i) any Employee Welfare Benefit Plan or Employee Pension Benefit Plan, other than a Multiemployer Plan;

               (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to Contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or

               (iii) any employment agreement.

          (b)  Plan Documents and Reports.  Except as set forth on Schedule
               --------------------------                          --------
     4.24(b), a true and correct copy of each of the plans, arrangements, and
     -------
     agreements listed on Schedule 4.24(a) (referred to hereinafter as "Employee
                          ----------------                              --------
     Benefit Plans"), and all Contracts relating thereto, or to the funding
     -------------
     thereof, including, without limitation, all trust agreements, insurance Contracts, administration Contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, has been made available to the Buyer. In the case of any Employee Benefit Plan which is not in written form, the Buyer has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Purchasers, and, to the Knowledge of the Companies and the Seller, there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

          (c)  Compliance with Employee Benefit Laws; Liabilities.  As to all
               --------------------------------------------------
     Employee Benefit Plans, except as set forth on Schedule 4.24(c):
                                                    ----------------

               (i) All Employee Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of Law, and, to the Knowledge of the Companies and the Seller, no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply in all material respects with such requirements and no notice has been issued by any governmental Authority questioning or challenging such compliance.

               (ii) To the Knowledge of the Companies and the Seller, all Employee Benefit Plans which are employee pension benefit plans comply in all material respects in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred which will or could give rise to disqualification of any such plan under such sections.

               (iii) None of the assets of any Employee Benefit Plan is invested in employer securities or employer real property.

               (iv) To the Knowledge of the Companies and the Seller, there have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan and none of the Companies has engaged in any prohibited transaction.

               (v) To the Knowledge of the Companies and the Seller, there have been no acts or omissions which have given rise to or may give rise to any material fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which any of the Companies may be liable.

               (vi) None of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection
          (b)(4) thereof)).

               (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Companies and the Seller, threatened involving any Employee Benefit Plan or the assets thereof and no facts exist which could give rise to any material actions, suits or claims (other than routine claims for benefits).

               (viii) There are no Employee Benefit Plans that are subject to the provisions of Title IV of ERISA.

               (ix) Each Employee Benefit Plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in compliance in all respects with applicable Law, (except to the extent that such noncompliance would not be material to the Companies (taken as a whole)), including coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

               (x) None of the Companies has any Liability or contingent Liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory Liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

               (xi) Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of each of the Companies and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices and applicable Law for the plan years which include the Closing Date.

          (d)  Multiemployer Plans.  None of the Companies contributes to, has
               -------------------
     contributed to, or has any Liability or contingent Liability with respect to any Multiemployer Plan.

     SECTION  4.25.  Environmental Matters.
                     ---------------------

     Except as set forth in Schedule 4.25:
                            --------------

          (a) To the Knowledge of the Companies and the Seller, each of the Companies and their Affiliates (which shall be deemed to include, solely for the purposes of this Section 4.25, only those Affiliates of the
                              ------------
     Companies as to which either of the Companies could reasonably be expected to share any material liability under applicable Environmental Laws):

               (i) has complied and is in compliance with all Environmental Laws (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any such failure to comply) except where the failure to comply would not be material to the Companies, taken as a whole;

               (ii) has obtained and complied with, and is in compliance with, all Permits, licenses and other authorizations that are required pursuant to Environmental Laws except where the failure to comply or obtain authorizations, as the case may be, would not be material to the Companies, taken as a whole; and

               (iii) has complied in all respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables which are contained in the Environmental Laws; except, where the failure to comply or obtain authorizations, as the case may be, would not be material to the Companies (taken as a whole).

          (b) None of the Companies or their Affiliates has received any written or oral notice, report or other information from an Authority or third party regarding any unresolved actual or alleged material violation of Environmental Laws, or any Liabilities or potential Liabilities, including any investigatory, remedial or corrective obligations, relating to any of them or their respective facilities under Environmental Laws.

          (c) To the Knowledge of the Companies and the Seller, none of the Companies has any Liability, and each of the Companies and their respective Affiliates have not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material Liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law.

          (d)  Except as set forth on Schedule 4.25, to the Knowledge of the
                                      -------------
     Companies and the Seller, all properties and equipment used in the Business of each of the Companies and their respective Affiliates have been free of asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans and other Hazardous Substances except to the extent that the presence of such substances would not be material to the Companies, taken as a whole.

          (e) To the Knowledge of the Companies and the Seller, none of the following exists at any property or facility owned or operated by any of the Companies: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments or Hazardous Substance disposal areas.

          (f) To the knowledge of the Companies and the Seller, none of the Companies or their respective Affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would reasonably be expected to give rise to material Liabilities, including any material Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to Environmental Laws.

          (g) To the Knowledge of the Companies and the Seller, neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental Laws.

          (h) To the Knowledge of the Companies and the Seller, none of the Companies or any of their respective Affiliates has, either expressly or by operation of Law, assumed or undertaken any Liability, including without limitation any obligation for corrective or remedial action, of any other Person relating to Environmental Laws.

          (i) To the Knowledge of the Companies and the Seller, no facts, events or conditions relating to the past or present facilities, properties or operations of any of the Companies or Affiliates will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental Laws, or give rise to any other material Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including without limitation any relating to onsite or offsite releases or threatened releases of Hazardous Substances or wastes, personal injury, property damage or natural resources damage.

     SECTION  4.26.  Permits.  Schedule 4.26 is a true and accurate list of all
                     -------   -------------
material licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits"), which are necessary for the
                                          -------
lawful operation of the Business of each of the Companies as presently conducted.

     SECTION  4.27.  No Conflict of Interest.  Neither the Seller nor any
                     -----------------------
Affiliate thereof has or claims to have any direct or indirect interest in any tangible or intangible property used in the Business of any of the Companies except as a holder of Shares. Neither the Seller nor any Affiliate thereof has any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, any of the

Companies except for the ownership of less than 5% of the outstanding stock of any publicly held corporation.

     SECTION  4.28.  Bank Accounts.  Schedule 4.28 sets forth the names and
                     -------------   -------------
locations of each bank or other financial institution at which each of the Companies has accounts (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from each of the Companies and a summary statement thereof.

     SECTION  4.29.  Customers and Suppliers.
                     -----------------------

          (a)  Schedule 4.29 sets forth:
               -------------

               (i) a list of the 10 largest customers of each of the Companies, in terms of revenue during each of the 1996 and 1997 calendar years (collectively, the "Major Customers"); and
                              ---------------

               (ii) a list of the 10 largest suppliers of each of the Companies in terms of purchases during the 1996 and 1997 calendar years (collectively, the "Major Suppliers").
                              ---------------

          (b) Since the date of the Latest Balance Sheet, there has not been any material adverse change in the business relationship, and there has been no material dispute, between any of the Companies and any Major Customer or Major Supplier, and neither the Companies nor the Seller has any Knowledge that any Major Customer or Major Supplier intends to reduce its purchases from, or sales to, any of the Companies.

     SECTION  4.30.  Claims Against Officers and Directors.  To the Knowledge of
                     -------------------------------------
the Companies and the Seller, there are no pending or threatened claims against any director, officer, employee or agent of any of the Companies or any other Person which could give rise to any material claim for indemnification against any of the Companies.

     SECTION  4.31.  Improper and Other Payments.
                     ---------------------------

     To the Knowledge of the Companies and the Seller, none of the Companies, any director, officer, employee, agent or representative of the any of the Companies, the Seller, their respective Affiliates or any Person acting on behalf of any of them, has:

          (a) made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful;

          (b) made unlawful contributions, directly or indirectly, to a domestic or foreign political party or candidate; or

          (c) made improper payments (as defined in the Foreign Corrupt Practices Act of 1977, as amended).

     SECTION  4.32.  Accuracy of Statements.  Neither this Agreement nor any
                     ----------------------
schedule, exhibit or certificate furnished or to be furnished by or on behalf of each of the Companies or the Seller to Buyer or any representative or Affiliate of Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.


                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller that the statements contained in this Article V are correct and complete as of the date of this
                  ---------
Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

     SECTION  5.1.  Organization of the Buyer.  The Buyer is a corporation duly
                    -------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

     SECTION  5.2.  Authorization of Transaction.  The Buyer has full power and
                    ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions, except as the same may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or equity). Except for filings under the Hart-Scott-Rodino Act, the Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

     SECTION  5.3.  Noncontravention.  Neither the execution and the delivery of
                    ----------------
this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, Law, injunction, ruling, charge, or other restriction of any Authority, to which the Buyer is subject, (B) violate any provision of the charter or bylaws of Buyer or (C) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for any violations or conflicts that, individually or in the aggregate, would not be material to the Seller, impair the ability of the Buyer to perform its obligations under this Agreement or prevent the consummation of any of the transactions contemplated hereby.

     SECTION  5.4.  Brokers' Fees.  The Buyer has no Liability or obligation to
                    -------------
pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

     SECTION  5.5.  Investment Purpose.  The Buyer is acquiring the Shares  for
                    ------------------
its own account and not with a view to or in connection with a sale or distribution thereof in violation of any securities laws, and it has no present intention of selling or distributing any of the Shares in violation of any securities laws.

     SECTION  5.6.  Litigation.  There are no actions, suits, investigations or
                    ----------
proceedings (including any proceedings in arbitration) pending, or, to the Knowledge of the Buyer, threatened, against the Buyer or any of its assets, at law or in equity, in any court or before or by any Authority that could reasonably be expected to render the Agreement invalid or not enforceable in any material respect or the ability of the Buyer to perform its obligations under this Agreement.



                                  ARTICLE VI

                                   COVENANTS

     SECTION  6.1.  General.  Each of the parties will use his or its
                    -------
commercially reasonable efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VII and VIII below).
                                ------------     ----

     SECTION  6.2.  Operation of Business.  Except as contemplated by this
                    ---------------------
Agreement or to the extent that Buyer shall otherwise consent in writing, from the date of this Agreement until the Closing Date, each of the Companies shall be operated in the Ordinary Course of Business and shall use commercially reasonable efforts to preserve intact the present business organization and personnel of each Company and preserve the business relationships of each Company with other Persons material to the operation of each Company. The Seller and the Companies shall use commercially reasonable efforts not to permit any action or omission which would cause any of the representations or warranties of each Company contained herein to become inaccurate or any of the covenants of each Company to be breached. Without limiting the generality of the foregoing, except as set forth in Schedule 6.2, prior to the Closing, none of the Companies
                       ------------
will, without the prior written consent of the Buyer:

          (a) Except in the Ordinary Course of Business, (i) incur any obligation or enter into any Contract which requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $150,000, or (ii) incur any obligation to enter into any material Contract which has a term of, or requires the performance of any obligations by any of the Companies over a period in excess of six months;

          (b) sell, transfer, convey, assign or otherwise dispose of any of its material assets or properties other than in the Ordinary Course of Business;

          (c) waive, release or cancel any material claims against third parties or material debts owing to it, or any material rights other than in the Ordinary Course of Business;

          (d) make any material changes in its accounting systems, policies, principles or practices;

          (e) other than in the Ordinary Course of Business, enter into, authorize, or permit any transaction with the Seller or any Affiliate thereof, or enter into any Contract relating to compensation or benefits with any executive officer of either Company, or modify any compensation amounts or levels of any executive officer of either Company or employee other than in the Ordinary Course of Business;

          (f) except as required for the transactions contemplated in this Agreement, change or amend its articles of incorporation or by-laws;

          (g) except as required for the transactions contemplated in this Agreement, authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock or any other securities of such Company, or amend any of the terms of any such capital stock or other securities;

          (h) except as required for the transactions contemplated in this Agreement, split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in property other than cash in respect of its capital stock, or redeem or otherwise acquire any capital stock or other securities of such Company;

          (i) make any borrowings, incur any debt (other than trade payables and accrued expenses in the Ordinary Course of Business), or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments in the Ordinary Course of Business) or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the Ordinary Course of Business);

          (j) Other than trade receivables in the Ordinary Course of Business, make any loans, advances or capital contributions to, or investments in, any other Person;

          (k) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director or executive officer, or, except in the Ordinary Course of Business, increase in any manner the compensation or fringe benefits of any director, or executive officer or pay any benefit not required by any existing plan and arrangement or, except in the Ordinary Course of Business, enter into any Contract, commitment or arrangement to do any of the foregoing;

          (l) acquire, lease, encumber or otherwise impose a material Lien on any assets, whether tangible or intangible, other than in the Ordinary Course of Business;

          (m) other than as contemplated in the Companies' capital expenditure budget, authorize or make any capital expenditures which individually or in the aggregate are in excess of $150,000;

          (n) make any Tax election or settle or compromise any federal, state, local or foreign income Tax Liability, or waive or extend the statute of limitations in respect of any such Taxes;

          (o)  except for the Liabilities set forth on Schedule 9.2(c), pay any
                                                       ---------------
     amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of Liability against any of the Companies or any of their respective directors, officers, employees or agents other than in the Ordinary Course of Business;

          (p) except in the Ordinary Course of Business terminate, modify, amend or otherwise alter or change any of the terms or provisions of any material agreement, or pay any amount not required by Law or by any material Contract; or

          (r) other than overnight deposits or money market instruments and investments existing on the date hereof, make any investments with cash or the proceeds of existing investments.

     SECTION  6.3.  Full Access.  The Seller will permit and cause each of the
                    -----------
Companies to permit representatives of the Buyer to have full access to all premises, properties, personnel, books, records (including Tax records), Contracts, and documents of or pertaining to each of the Companies and shall make the officers and employees of each of the Companies available to the Buyer and its representatives as the Buyer and their representatives shall from time to time reasonably request, in each case to the extent that such access and disclosure would not obligate the Companies to take any actions that would disrupt the normal course of its business or violate the terms of any agreement to which any Company is bound or any applicable Law.

     SECTION  6.4.  Exclusivity.  The Seller will not (and the Seller will not
                    -----------
cause or permit any of the Companies or its or their respective representatives, advisors or Affiliates to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person (other than the Buyer) relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Companies (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person (other than the Buyer) to do or seek any of the foregoing. The Seller will not vote its Shares in favor of any such acquisition, whether structured as a merger, consolidation, share exchange or otherwise. The Seller will notify the Buyer immediately if any Person makes any firm proposal, offer, inquiry, or contact with respect to any of the foregoing.

     SECTION  6.5.  Efforts.
                    -------

          (a) Subject to the terms and conditions hereof, each party hereto shall use commercially reasonable efforts to consummate the transactions contemplated hereby. An undertaking of a Person under this Agreement to use such Person's commercially reasonable efforts shall not require such Person to incur unreasonable expenses or obligations in order to satisfy such undertaking.

          (b) The Seller, each of the Companies and the Buyer will, as promptly as practicable (i) make the required filings with, and use their respective commercially reasonable efforts to obtain all required authorizations, approvals, consents and other actions of, governmental Authorities, including, but not limited to, filing (and the Seller will cause each of the Companies to file) all required forms, agreements and related documents required by the SEC and making (and the Seller will cause each of the Companies to make) any further filings pursuant thereto that may be necessary in connection therewith; and (ii) use their respective commercially reasonable efforts to obtain all other required consents of other Persons with respect to the transactions contemplated hereby.

     SECTION  6.6.  Maintenance of Insurance.  Each of the Companies will keep
                    ------------------------
in full force and effect its existing insurance through the Closing Date, and shall not allow any material breach, default or cancellation (other than expiration and replacement of policies in the Ordinary Course of Business) of such insurance policies or agreements to occur or exist.

     SECTION  6.7.  Notice and Supplemental Information.  The Seller, each of
                    -----------------------------------
the Companies and the Buyer shall each give prompt notice to the other parties of a breach of any of its own representations and warranties in Articles III, IV
                                                                ------------  --
and V, respectively or the failure of such party to comply with or satisfy in
    -
any respect any covenant, condition or agreement to be complied with or satisfied by it hereunder when such noncompliance or unsatisfactory performance would, or would reasonably be expected to, be material to any of the other parties to this Agreement. In addition, the Seller and each of the Companies will, from time to time, as necessary, prior to three business days preceding the Closing, by notice in accordance with the terms of this Agreement, supplement or amend the Schedules, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, agreement or covenant contained herein. No information provided to a party pursuant to this Section shall be deemed to cure any breach of any representation or covenant made in this Agreement unless such information has been accepted in writing by such party. No such supplement or amendment to the Schedules shall be deemed to cure any breach for purposes of Section 7.1 or
Section 8.1.

     SECTION  6.8.  Post-Closing Access and Cooperation.  The Buyer and the
                    -----------------------------------
Companies, after the Closing Date, will afford the Seller and its representatives reasonable access during normal business hours to the offices, facilities, books, records, officers and employees of the Companies to the extent reasonably requested by such Persons to defend any litigation, to prepare Tax returns, to conduct negotiations with Tax Authorities, to fulfill an obligation to any Authority imposed by Law and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement or otherwise and to the extent such access does not disrupt in any material respect the operation of the Business of the Companies. Without limiting the generality of the foregoing, the Buyer will, and will cause each of the Companies to, cooperate with the Seller in the defense of any litigation (including, without limitation, making personnel, including, without limitation, Lincoln Kennedy, available for purposes of trial preparation and testimony, maintaining the Airgard and its related press and other product samples in working order and keeping all records, files and letters relating to such products) and providing information requested by any such Person for the preparation of any such Person's Tax Returns. Each of the parties hereto will preserve and retain all schedules, work papers and other documents relating to any Tax Returns of the Companies or to any claims, audits or other proceedings affecting the Companies until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

     SECTION  6.9.  Consistent Tax Reporting.  The Seller, each of the Companies
                    ------------------------
and the Buyer shall treat and report the transactions contemplated by this Agreement in all respects consistently for purposes of any Federal, state, local or foreign Tax. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

     SECTION  6.10. Section 338(h)(10) Election.
                    ---------------------------

          (a) The Seller acknowledges that the purchase of the Shares constitutes "qualified stock purchases" for purposes of Section 338(d)(3) of the Code. Seller and Buyer agree to join in making elections under
     Section 338(h)(10) of the Code with respect to the purchase of the Shares. Seller shall deliver to Buyer at, and as a condition to, Closing (1) Internal Revenue Service Forms 8023 and any applicable similar forms required by state or local law fully completed with respect to the purchase of the Shares and executed by a duly authorized officer of Seller, and (2) all additional data and materials required to be attached to such Forms 8023 and any applicable similar forms required by state or local law pursuant to Temp. Treas. Reg. (S)1.338-1T or otherwise. Seller shall have attached a copy of such Forms 8023 to the consolidated Federal income Tax Return for its taxable period which includes the Closing Date and otherwise shall cooperate fully with Buyer in making the elections under Section 338(h)(10) of the Code.

          (b) The parties hereto acknowledge that for Federal income Tax purposes (and for state income Tax purposes for those states that use a taxpayer's Federal income Tax Liability or Federal taxable income as a base for computing such taxpayer's state income Tax Liability, or whose income Tax provisions are otherwise similar to the Federal income Tax in this respect), the purchase of the Shares will be treated in all respects as a sale of assets by the Companies to Buyer followed by a complete liquidation of the Companies into Seller, and the parties agree to report the transaction in a matter consistent with this treatment. The parties also agree that neither Buyer nor the Companies shall be liable for any Taxes resulting from the purchase of the Shares.

     SECTION  6.11.  Termination of Shareholder Agreements.   Prior to or at the
                     -------------------------------------
Closing each of the Companies shall cause the termination, and render void and of no effect, (i) any existing shareholder agreements between or among holders of Shares and any of the Companies affecting the ownership or disposition of the capital stock of any of the Companies and (ii) any options or warrants to purchase or rights to subscribe for, any capital stock of any of the Companies to which any Company is a party and which has not been previously exercised, canceled or redeemed.

     SECTION  6.12.  Resignation of Officers and Directors.  The Seller shall
                     -------------------------------------
cause each officer and member of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, each of the Companies, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing.

     SECTION  6.13.  Interim Financial Statements.  Each of the Companies agrees
                     ----------------------------
to provide to the Buyer as soon as practicable after the end of each calendar month financial statements of each of the Companies, consisting of a balance sheet as of the end of such month and an income statement for that month and for the portion of the year then ended (the "Subsequent Monthly Financial
                                         ----------------------------
Statements").
----------

     SECTION  6.14.  Transition.  The Seller will not take any action that is
                     ----------
designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Companies from maintaining the same business relationships with such Company after the Closing as it maintained prior to the Closing. The Seller will refer all customer inquiries relating to the Business of each of the Companies to the Buyer from and after the Closing.

     SECTION  6.15.  Confidentiality.  The Buyer and the Buyer's representatives
                     ---------------
will not use any of the Confidential Information that they receive from the Seller or the Companies except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, the Buyer and the Buyer's representatives will return within 15 days to the Companies all tangible embodiments (and all summaries and copies, including electronically stored information) of the Confidential Information that they receive from the Seller or the Companies which are in its or its representatives' possession. Buyer shall indemnify and hold harmless Seller, the Companies and their employees from any damages, loss or expense incurred as a result of other use of Confidential Information by Buyer, its Affiliates, agents or representatives contrary to the terms of this Agreement. In the event that any party is requested or required (by oral question or request for

                                      -38
information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party will notify the non-disclosing party promptly of the request or requirement so that the non-disclosing party may seek an appropriate protective order or waive compliance with the provisions of this Section 6.15.
                                                                 ------------
If, in the absence of a protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such party may disclose the Confidential Information to the tribunal; provided, however, that
                                                       --------  -------
such party shall use commercially reasonable efforts to obtain, at the request and expense of the non-disclosing party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as a party shall designate.

     SECTION  6.16.  Post-Closing Covenants.  The Seller, each of the Companies
                     ----------------------
and the Buyer agree as follows with respect to the period following the Closing:

          (a) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX). From and after the Closing, the
                                    ----------
     Buyer will be entitled to access all documents, books, records, agreements, and financial data of any sort relating to any of the Companies, as the Buyer and its representatives shall from time to time reasonably request, in each case to the extent that such access and disclosure would not obligate the Seller or its Subsidiaries to take any actions that would disrupt the normal course of its business or violate the terms of any agreement to which the Seller or its Subsidiaries is bound or any applicable Law.

          (b) In the event and for so long as any party hereto actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Companies (other than any such charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand between Buyer, on the one hand, and Seller and the Companies, on the other, relating to the transactions contemplated hereby), each of the other parties hereto will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX).
                                                   ----------

     SECTION  6.17.  Transfer Taxes.  The Seller shall be responsible for the
                     --------------
timely payment of, and shall indemnify and hold harmless the Buyer against, all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement and any collateral agreements. The Seller shall prepare and timely file (taking into account all valid extensions of time) all Tax Returns required to filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes), provided that the Buyer shall be permitted to prepare any such Tax Returns that are the primary responsibility of the Buyer under applicable law. The Buyer's preparation of any such Tax Returns shall be subject to Seller's approval, which approval shall not be withheld unreasonably.

     SECTION  6.18.  Business Name.  After the Closing, Seller will not,
                     -------------
directly or indirectly, use or do business, or allow any Affiliate to use or do business, or assist any third party in using or doing business, under the names and trade marks set forth on Schedule 6.18 (or any other name confusingly
                             -------------
similar to such names and marks), except for the use of such names and trademarks used in the Ordinary Course of Business of selling and distributing the Companies' products.

     SECTION  6.19.  Noncompetition.
                     --------------

          (a) The Seller acknowledges that it has a special knowledge of the Business and the proprietary and confidential information included in the Business, and that the Buyer is making a considerable investment in the Business from which the Seller has benefitted. In consideration of this Agreement and such investment and benefit, and as an inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated herein, the Seller, agrees that, for a period of five years after the Closing Date, Seller will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as a partner or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business that directly or indirectly designs and manufactures safety products in any way similar to those of the Companies as of the Closing Date, or for use in a similar manner or application as those of the Buyer and its Affiliates as of the Closing Date ("Competitive Business");
                                                       --------------------
     provided, however, that the Seller may own less than 5% of any outstanding
     --------  -------
     class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of an issuer that is a Competitive Business; provided,
                                                                    --------
     further, that (i) Seller and its Affiliates may continue to sell and
     -------
     distribute (but not manufacture or assemble) safety related products purchased from the Companies or from any other third party provided that no more than 15% of such sales are made to parties other than end users, and
     (ii) the Seller and its Affiliates may continue to manufacture, assemble and sell first aid, identification and other related safety products that do not compete with the products that the Companies currently design and manufacture.

          (b) For a period of five years following the Closing Date, the Seller will not, without the express prior written approval of the of the Buyer, (A) directly or indirectly recruit, solicit or otherwise induce or influence any sales agent, joint venturer, lessor, supplier, agent, representative or any other person that has a business relationship with either of the Companies as of the Closing Date to discontinue, reduce or adversely modify such employment, agency or business relationship with the Buyer or such Company as it relates to the Business as conducted by the Company as of the Closing Date, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is employed or retained by the Buyer or either of the Companies. Notwithstanding the foregoing, nothing herein shall prevent Seller from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (c) For a period of five years following the Closing Date, the Buyer will not, without the express prior written approval of the Seller, employ or seek to employ any person or agent who is employed or retained by the Seller or its Subsidiaries. Notwithstanding the foregoing, nothing herein shall prevent Buyer from providing a letter of recommendation to an employee with respect to a future employment opportunity.

          (d)  If, at the time of enforcement of any provision of this Section
                                                                       -------
     6.19, a court shall hold that the duration, scope or other restrictions
     ----
     stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope or other restrictions and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and other restrictions permitted by law.

     SECTION  6.20.  Assumption and Termination of Certain Contracts. The Seller
                     -----------------------------------------------
shall terminate the Terminated Contracts.

     SECTION  6.21.  Employee Benefits.  The Seller, each of the Companies and
                     -----------------
the Buyer agree as follows with respect to employee benefits:

          (a) Prior to the Closing, Seller will transfer the sponsorship of the American Allsafe Profit Sharing and Savings Plan (the "American Allsafe Plan") to a member of the Seller's controlled group of corporations other than either of the Companies. The American Allsafe Plan will not be assumed by the Buyer as a result of the sale of the Shares to Buyer.

          (b) Any Seller Active Employee (as defined below) who continues employment immediately after Closing will be permitted to participate in the Buyer's 401(k) Plan (as defined below) in accordance with the terms and provisions of such 401(k) Plan if the employee accepts such offer. Buyer's 401(k) Plan shall accept rollovers by Transferred Employees (as defined below) of their distributions from the American Allsafe Plan, including direct rollovers of plan loans. The term "Buyer's 401(k) Plan" shall mean the 401(k) Plan currently in place or to be adopted for the Transferred Employees by the Buyer. The term "Transferred Employee" shall mean any Seller Active Employee who accepts employment with Buyer effective immediately after Closing. The term "Seller Active Employee" means an individual who was employed by Seller performing his normal duties on the day before Closing, provided however, an individual who is not at work
                         -------- -------
     performing his normal duties on the day before Closing, but is on paid leave under the Seller's vacation, holiday or sick leave policy, or jury duty policy or any other short-term or long-term leave shall be considered to be a Seller Active Employee. To the extent allowed by applicable law, to determine the entry date for participation in the Buyer's 401(k) Plan and vesting, the Buyer will credit all prior service with the Seller for any Transferred Employee.

          (c) Buyer agrees to continue to maintain after Closing for the benefit of the Transferred Employees, the Employee Welfare Benefit Plans maintained for the Transferred Employees immediately prior to Closing, provided that Buyer will not provide or be in any way liable for any retiree medical or retiree life insurance benefits. Except with respect to any retiree medical or retiree life insurance benefits, the applicable plans shall continue to provide a level of benefits for the Transferred Employees equal to the level of benefits available immediately prior to Closing for a period of six months.

     SECTION  6.22.  Title Insurance.  Within 60 days from the date hereof,
                     ---------------
Seller, at its sole cost and expense, shall provide to Buyer the Title Commitments. The Title Commitments shall include endorsements for access, contiguity, zoning and other such endorsements reasonably requested by Buyer.
If Buyer chooses to convert the Title Commitments to a Title Policy, the cost of the Title Policy, including premiums, shall be paid by the Seller with the amount of the insurance for the Owned Property being at least the appraised value of such property as mutually agreed between the Buyer and the Seller.

     SECTION  6.23.  Financial Condition at Closing.
                     ------------------------------

          (a) As of the Closing Date, the Working Capital of the Companies, as reflected on the Closing Balance Sheet of the Companies, shall be at least 90% of the Working Capital of the Companies as expressed on the Latest Balance Sheet as determined in accordance with GAAP. For purposes of this
     Section 6.23(a), "Working Capital" shall mean Accounts Receivable plus
     ---------------
     inventory (determined in accordance with GAAP) less Current Liabilities.
                                                    ----
     Any shortfall in the Working Capital will result in a dollar-for-dollar reduction of the Purchase Price.

          (b) The Seller shall, within 5 business days after the Closing Date, deliver to the Buyer a balance sheet as of the Closing Date (the "Closing Balance Sheet") noting any material changes between the Closing Balance Sheet and the Latest Balance Sheet together with a certificate of the Chief Financial Officer of the Seller stating that the Closing Balance Sheet was prepared so as to present fairly in all material respects the combined financial position of the Companies on a basis consistent with the Financial Statements. In the event the Working Capital of the Companies reflected on the Closing Balance Sheet is less than 90% of the Working Capital expressed on the Latest Balance Sheet (the "Shortfall"), Seller
                                                         ---------
     shall pay to Buyer, within 10 business days of the Closing Date, an amount equal to the Shortfall.

     SECTION  6.24.  Foreign Trademarks.  Seller shall use commercially
                     ------------------
reasonable efforts to effect the assignment of the foreign trademarks listed on
Schedule 6.24 herein to the Companies before the Closing, and Seller shall
-------------
continue to use its commercially reasonable efforts after the Closing to effect such assignments.

                                  ARTICLE VII

                       CONDITIONS TO OBLIGATION OF BUYER

     The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     SECTION  7.1.  Warranties True as of Closing Date.  The representations and
                    ----------------------------------
warranties set forth in Articles III and IV shall have been accurate, true and
                        ------------     --
correct in all material respects on and as of the date of this Agreement (except to the extent that such representations and warranties speak as of an earlier date), and shall also be materially accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (except to the extent that such representations and warranties speak as of an earlier date) except, with respect to such representations and warranties, for changes that are a result of actions of Seller or the Companies that are expressly permitted by this Agreement; provided, that (i) any representation or warranty which is by its terms
--------
qualified by materiality shall be accurate, true and correct in all respects and
(ii) each representation and warranty made as of the Closing Date shall give effect to the amendment of any Schedules made in accordance with Section 6.7.
                                                                 -----------

     SECTION  7.2.  Compliance with Covenants.  The Seller and each of the
                    -------------------------
Companies shall have performed and complied with all of the covenants hereunder in all material respects through the Closing.

     SECTION  7.3.  Consents.  Each of the Companies shall have procured third
                    --------
party consents from the appropriate parties to any Contract set forth on
Schedule 4.17 whose consent is required and necessary for the execution of this
-------------
Agreement.

     SECTION  7.4.  Actions or Proceedings.  No action, suit, or proceeding
                    ----------------------
shall be pending or, to the Knowledge of the parties hereto, threatened before any Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares and to control each of the Companies in any Material respect, or (D) affect adversely the right of any of the Companies to own its assets and to operate its Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect) in any Material respect.

     SECTION  7.5.  Certificate.  The Seller shall have delivered to the Buyer a
                    -----------
certificate to the effect that each of the conditions specified above in Sections 7.1-7.4 is satisfied in all respects.
----------------

     SECTION  7.6.  Opinion of Counsel.  The Buyer shall have received from
                    ------------------
Joseph Cleveland, the general counsel of the Seller, an opinion in form and substance substantially as set forth in Exhibit A attached hereto, addressed to
                                        ---------
the Buyer, and dated as of the Closing Date.

     SECTION  7.7.  Resignations.  The Buyer shall have received the
                    ------------
resignations, effective as of the Closing, of each director and officer of each of the Companies other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing.

     SECTION  7.8.  Financing.  The Buyer shall have obtained on terms and
                    ---------
conditions reasonably satisfactory to it all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of each of the Companies after the Closing.

     SECTION  7.9.  Termination of Certain Agreements.  The Seller shall have,
                    ---------------------------------
and the Seller shall have caused its Affiliates and each of the Companies to, and each of the Companies and their respective Affiliates shall have, effective as of the Closing, terminated, rescinded, canceled and rendered void and of no effect any and all Contracts between any Company on the one hand and the Seller or any Affiliate thereof (other than any of the Companies) on the other hand. The Seller agrees that effective as of the Closing, all rights of the Seller or any Affiliate thereof or any Affiliates of any of the Companies to indemnification by any Company (whether by Contract, by-law, Law or otherwise) are terminated, void, of no effect and unenforceable by them except as may arise pursuant to this Agreement.

     SECTION  7.10. Government Approvals.  The Seller and each of the Companies
                    --------------------
shall have received all authorizations, consents and approvals required in connection with the execution delivery, and performance of this Agreement.

     SECTION  7.11. Collateral Agreements.  Seller or one of its Affiliates, as
                    ---------------------
the case may be, shall have entered into a transition services agreement in the form attached hereto as Exhibit C.
                        ---------

     SECTION  7.12. Lamba Assets.  The Buyer shall have received evidence
                    ------------
reasonably satisfactory to it that the Lamba Assets shall have been transferred to the Companies.

     SECTION  7.13. Documents.  All actions to be taken by the Seller in
                    ---------
connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     SECTION  7.14. FIRPTA Certificate.  Buyer shall have received from the
                    ------------------
Seller a duly executed certificate in the form specified by Treasury Regulation
(S)1.1445-2(b)(2).

     SECTION  7.15. Assumption and Termination of Certain Contracts.  As of the
                    -----------------------------------------------
Closing Date, the Seller shall have transferred the sponsorship of the American Allsafe Profit Sharing and Savings Plan (the "American Allsafe Plan") to a member of the Seller's controlled group of corporations other than either of the Companies and delivered to the Buyer a certificate of transfer evidencing such transfer of sponsorship. Furthermore, as of the Closing Date, the Seller shall have fully assumed any obligations of any of the Companies under any of the Contracts listed on Schedule 7.15 hereto and delivered to the Buyer a
                    -------------
certificate of assumption evidencing such assumption of the

Contracts listed on Schedule 7.15 hereto (the "Terminated Contracts"),
                    -------------              --------------------
including, but not limited to:

          (a) any deferred compensation Contract between either the of Companies and Lincoln Kennedy;

          (b) any deferred compensation Contract between either of the Companies and Jeff Millen;

          (c) any deferred compensation Contract between either of the Companies and Tim Swift; and

          (d) any Contract between either of the Companies and any member of NCH's management group.

     SECTION  7.16.  Replatting and conveyance of Allsafe property.  Buyer shall
                     ---------------------------------------------
be satisfied, in its reasonable discretion, with the replatting of the real property known as 99 Wales and 101 Wales (also known as 480 Fillmore) located in Tonawanda, New York. Buyer's satisfaction shall include, without limitation, Buyer's reasonable satisfaction with all easements on such real property for access and truck use.

     The Buyer may waive any condition specified in this Article VII if it
                                                         -----------
executes a writing so stating at or prior to the Closing.


                                 ARTICLE VIII

                    CONDITIONS TO OBLIGATION OF THE SELLER

     The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

     SECTION  8.1.  Warranties True as of Closing.  The representations and
                    -----------------------------
warranties set forth in Article V shall have been accurate, true and correct in
                        ---------
all material respects on and as of the date of this Agreement (except to the extent that such representation or warranties speak as of an earlier date), and shall also be accurate, true and correct in all material respects on and as of the Closing Date (except to the extent that such representation or warranties speak as of an earlier date) with the same force and effect as though made on and as of the Closing Date; provided, that any representation of warranty which is by its terms qualified by materiality shall be accurate, true and correct in all respects.

     SECTION  8.2.  Compliance with Covenants.  The Buyer shall have performed
                    -------------------------
and complied with all of its covenants hereunder in all material respects through the Closing.

     SECTION  8.3.  Actions or Proceedings.  No action, suit, or proceeding
                    ----------------------
shall be pending before any Authority wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would prevent consummation of any of the transactions contemplated by this Agreement.

     SECTION  8.4.  Certificate.  The Buyer shall have delivered to the Seller a
                    -----------
certificate to the effect that each of the conditions specified above in Sections 8.1 - 8.3 is satisfied in all respects.
------------------

     SECTION  8.5.  Opinion of Counsel.  The Seller shall have received from
                    ------------------
Mayer, Brown & Platt, counsel to the Buyer, an opinion in form and substance as set forth in Exhibit B attached hereto, addressed to the Seller, and dated as of
             ---------
the Closing Date.

     SECTION  8.6.  Documents.  All actions to be taken by the Buyer in
                    ---------
connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

     SECTION  8.7.  Government Approvals.  All applicable waiting periods (and
                    --------------------
any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise terminated and the Buyer shall have received all other authorizations, consents and approvals necessary for the performance of this Agreement.

     The Seller may waive any condition specified in this Article VIII if it
                                                          ------------
executes a writing so stating at or prior to the Closing.

                                  ARTICLE IX

                     SURVIVAL AND REMEDY; INDEMNIFICATION

     SECTION  9.1.  Survival of Representations and Warranties.  All of the
                    ------------------------------------------
terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that unless otherwise stated herein, the agreements
        --------  -------
and covenants set forth in this Agreement shall survive and continue until all obligations set forth therein shall have been performed and satisfied. Notwithstanding the foregoing, (a) the representations and warranties of the Seller and each of the Companies contained in Sections 3.1 and 3.5 and Sections
                                              ------------     ---     --------
4.1 and 4.2 of this Agreement and the representations and warranties of the
---     ---
Buyer contained in Sections 5.1, 5.2, 5.3 and 5.5 of this Agreement shall
                   ------------  ---  ---     ---
survive the Closing and continue in full force and effect indefinitely; (b) the representations and warranties of the Seller and each of the Companies contained in Sections 4.12 and 4.24 of this Agreement and the covenants set forth in
   -------- ----     ----
Article X shall survive the Closing and continue in full force and effect until the expiration of the applicable statute of limitations, including any extensions or waivers thereof; (c) the representations and warranties of the Seller and each of the Companies contained in Section 4.25 of this Agreement
                                              ------------
shall survive
the Closing and continue in full force and effect until two years from the Closing Date; and (d) all other representations and warranties, and the related agreements of the Seller, each of the Companies and the Buyer to indemnify each other set forth in this Article IX, shall survive and continue for, and all
                        ----------
indemnification claims with respect thereto shall be made prior to the end of, 547 days from the Closing Date, except for representations, warranties and related indemnities for which an indemnification claim shall be pending, in accordance with the terms of this Agreement, as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof (the "Indemnification Period").
 ----------------------

     SECTION  9.2.  Indemnification by the Seller.
                    -----------------------------

          (a) In the event that, during the Indemnification Period there is a breach of any of the representations or warranties made by, or any breach of or failure to perform any covenant, agreement or obligation of, any of the Companies or the Seller in this Agreement or Agreement otherwise and delivered contained in any exhibit or schedule to this Agreement, and, if there is an applicable survival period pursuant to Section 9.1, then, in
                                                        -----------
     each case, provided that the Buyer makes a written claim for indemnification against the Seller within the applicable survival period, the Seller agrees (subject to the limitations set forth in this Article IX)
                                                                     ----------
     to indemnify the Buyer and its Affiliates, directors, officers, employees, stockholders, representatives and agents (collectively the "Buyer
                                                                 -----
     Indemnified Parties") from and against the entirety of any Adverse
     -------------------
     Consequences the Buyer Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer Indemnified Parties may suffer through and after the end of the applicable survival period) resulting from, arising out of or caused by any breach (or alleged breach) of the foregoing; provided, however, that (A)
                                                  --------  -------
     other than as set forth in Sections 9.2(b), (c) and (d), the Seller shall
                                ---------------  ---     ---
     not have any obligation to indemnify the Buyer Indemnified Parties from and against any Adverse Consequences resulting from, arising out of, or caused by any breach by any of the Companies or the Seller until the Buyer Indemnified Parties have suffered Adverse Consequences by reason of all such breaches in excess of a $295,000, aggregate threshold (at which point the Seller will be obligated to indemnify the Buyer Indemnified Parties from and against all such Adverse Consequences above such $295,000 threshold) and (B) there will be a $2,950,000 aggregate ceiling (the "Indemnification Cap") on the obligation to indemnify the Buyer Indemnified Parties from and against Adverse Consequences resulting from, arising out of, or relating to the items identified in this Article IX.
                                                     ----------
     Notwithstanding the foregoing or any other provision or term of this Agreement, Buyer shall not be entitled to be indemnified hereunder for any Adverse Consequences resulting from breaches of representations or warranties of which Buyer had Knowledge on or prior to the Closing Date.

          (b) The Seller agrees to indemnify the Buyer Indemnified Parties from and against the entirety of any Adverse Consequences the Buyer Indemnified Parties may suffer resulting from or arising out of relating to, in the nature of, or caused by any Liability of any of the Companies (x) for any Taxes of any of the Companies and any predecessor entities owned by or affiliated with any of the Companies with respect to any Tax period or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (as determined in accordance with the next sentence) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet, and (y) for the unpaid Taxes of any Person (other than any of the Companies) under Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise. For purposes of allocating gross income and deductions between deemed short taxable periods, all amounts of income and deduction shall be deemed to have accrued pro rata during each Company's actual taxable year, except for items of income or loss arising from an extraordinary event, which shall be reflected in the period in which such event occurred.

          (c) The Seller agrees to indemnify the Buyer Indemnified Parties from and against the entirety of any Adverse Consequences the Buyer Indemnified Parties may suffer resulting from or arising out of any matters disclosed on Schedule 9.2(c).
        ---------------

          (d)  With respect to the two claims set forth on Schedule 9.2(d):
                                                           ---------------

               (i) Buyer shall have the right to defend such claims as if Buyer were the Indemnifying Party subject to Seller's rights under Section
                                                                       -------
          9.4 as if Seller were an Indemnified Party; and
          ---

               (ii) Buyer shall assume all Liability for such claims; provided,
                                                                      --------
          that Seller shall be obligated, notwithstanding any survival period set forth in this Article IX, to indemnify Buyer for any Adverse
                            ----------
          Consequences with respect to such claims to the extent that such Adverse Consequences are not covered by either the Seller's or the Buyers's insurance.

     SECTION  9.3.  Indemnification by the Buyer.  Provided that the Seller
                    ----------------------------
makes a written claim for indemnification against the Buyer within the survival period set forth in Section 9.1, the Buyer and, from and after the Closing, the
                    -----------
Companies, jointly and severally, agree to indemnify the Seller against, and agree to hold Seller and its Affiliates, directors, officers, employees, stockholders, representatives and agents harmless from, any and all Adverse Consequences incurred or suffered by them arising out of, relating to or caused by, (i) any breach of or any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement, any agreement executed and delivered in connection herewith or contained in any exhibit or schedule to this Agreement;
(ii) any breach of or failure by the Buyer to perform any agreement, covenant or obligation of the Buyer set out in this Agreement, any agreement executed and delivered in connection herewith or contained in any exhibit or schedule to this Agreement; and (iii) any obligations and Liabilities in respect of the Companies from and after the Closing Date.

     SECTION  9.4.  Third-Party Claims.
                    ------------------

          (a)  If any third party shall notify any party hereto (the

     "Indemnified Party") with respect to any matter (a "Third Party Claim")
      -----------------                                  -----------------
     which may give rise to a claim for indemnification against any other party hereto (the "Indemnifying Party") under this Article IX, then the
                  ------------------              ----------
     Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified
              --------  -------
     Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is prejudiced thereby.

          (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing after the Indemnified Party has given notice of the Third Party Claim that, subject to the limitations set forth in this Article IX, the
                                                              ----------
     Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, or caused by the Third Party Claim, and (B) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (A) the
                                              --------------
     Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably withheld or delayed) (unless such entry or settlement includes as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party a release from all liability, in which case no such consent will be required), and (D) with respect to any Third Party claim relating to Taxes, the Seller, as Indemnifying Party, will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party claim without the consent of Buyer, as Indemnified Party, if such judgment or settlement could reasonably be expected to be material to the Buyer for any post-Closing Tax Periods.

          (d) Seller shall be entitled to have sole control over the defense, settlement, compromise, admission or acknowledgment of all claims set forth on Schedule 9.2(c).The Indemnifying Party shall not be entitled to control
        ---------------
     (but shall be entitled to participate at its own expense in the defense
     of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any Third Party Claim (1) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time, (2) to the extent the Third Party Claim seeks an order, injunction, or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets or financial condition of the Indemnified Party or (3) settlement of, or an adverse judgment with respect to, such Third Party Claim is reasonably likely, in the good faith judgment of the Indemnified Party, to establish a precedential custom or practice which would be reasonably likely to materially adversely affect the business, operations, assets or financial condition of the Indemnified Party; provided, however, that, in
                                                   --------  -------
     each case, the Indemnified Party shall make no settlement, compromise, admission or acknowledgment that would reasonably be expected to give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

          (e) The parties hereto shall extend reasonable cooperation in connection with the defense of any Third Party Claim pursuant to this
     Article IX and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

     SECTION  9.5.  Other Indemnification Provisions.
                    --------------------------------

          (a) The liability of any party under this Article IX shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on a party's fraudulent acts or omissions. None of the provisions of this Agreement shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.

          (b) Seller hereby agrees that he will not make any claim for indemnification against any of the Companies by reason of the fact that he was a director, manager, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, member, trustee, director, manager, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable Law, or otherwise).

          (c) Indemnification claims shall be reduced, by and to the extent, that Seller or the Buyer Indemnified Parties, as applicable, with respect to such claim shall be entitled to receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such party, net of any increased premiums or similar costs arising out of the making of such claims against such arrangements. In addition, indemnification claims shall be reduced by and to the extent that the Seller or the Buyer Indemnified Parties, as applicable, with respect to such claim shall lawfully be entitled to realize a Tax benefit as a result of an indemnification claim. For purposes of this Section 9.5(c), a party will be considered to realize an actual tax benefit if there is an actual reduction in Taxes payable or a refund of Taxes previously paid.

          (d) Except as otherwise provided in this Agreement, Buyer and the Companies hereby release and forever discharge Seller and its Subsidiaries from any and all suits, legal or administrative proceedings, claims, demands, damages, losses, costs, liabilities, interest or causes of action whatsoever in law or in equity, known or unknown, which Buyer and the Companies might now or subsequently may have based on or relating to, or arising out of this Agreement or Seller's use, maintenance, ownership and operation of the Shares and the Companies' Business, including with limitation, rights to contribution under the Environmental Laws, breaches of statutory or implied warranties or otherwise, nuisance or other tort actions and common law rights of contribution.


                                   ARTICLE X

                                  TAX MATTERS

     SECTION  10.1.  Filing of Tax Returns and Payment of Taxes.  As soon as
                     ------------------------------------------
practicable after the Closing Date, Seller and the Companies will prepare and file all appropriate Tax Returns for the operations of the Companies for all periods ending on or before the Closing Date, including, for those jurisdictions and tax authorities that permit or require a short period Tax Return, for the period ending on the Closing Date and Seller will timely pay the amount of Taxes shown to be due on such Tax Returns. The books and records of Seller and the Companies will be maintained, and the Federal, state and other income Tax Returns of the "affiliated group" (as defined in Section 1504(a) of the Code) of which Seller and each of the Companies is a member (the "Seller Group") will be filed, so as to accurately reflect the operations of the Companies through the end of the Closing Date. Buyer shall prepare and file all appropriate Tax Returns for the operations of the Companies for all periods ending after the Closing Date and will timely pay the amount of Taxes shown to be due on such Tax Returns.

     SECTION  10.2.  Refunds of Taxes.  Seller will be entitled to any refunds
                     ----------------
of Taxes (including interest thereon) payable with respect to the operations of the Companies for any period ending on or prior to the Closing Date. Buyer shall be entitled to all other refunds of Taxes with respect to the operations of the Companies. Refunds to which Seller is not entitled shall be retained by the Companies, and shall not be paid to Seller, and if received by Seller, shall be paid over to Buyer within 15 business days after receipt.

     SECTION  10.3.  Cooperation on Tax Matters.
                     --------------------------

          (a) Buyer, each of the Companies and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article X and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Each of the Companies and the Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Companies or Seller, as the case may be, shall allow the other party to take possession of such books and records.

          (b) Buyer and Seller further agree, upon request, to use commercially reasonable efforts to obtain any certificate or other document from any governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (c) Seller shall promptly notify Buyer and the Companies of any proposed adjustment of any item on any Tax Return of the Seller Group for any period ending on or prior to the Closing Date (including a deemed short taxable period ending on and including the Closing Date with respect to those jurisdictions in which the Companies' taxable years do not end on the Closing Date), if such proposed adjustment may affect the Tax liability of the Companies or Buyer for any period beginning after the close of such period, including, without limitation, any proposed adjustments to the allocation among assets of amounts received by Seller pursuant to the transactions contemplated by this Agreement.

     SECTION  10.4.  Certain Taxes.  All transfer, documentary, sales, use,
                     -------------
stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any New York City Transfer Tax and any similar tax imposed in other states or subdivisions), shall be paid by Seller when due with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, Buyer will, and will cause its Affiliates to join in the execution of any such Tax Returns and other documentation.


                                  ARTICLE XI

                                  TERMINATION

     SECTION  11.1.  Termination of Agreement.  Certain of the parties may
                     ------------------------
terminate this Agreement as provided below:

          (a) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified in writing the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before April 30, 1998, by reason of the failure of any condition precedent under Article VII hereof (unless the failure
                                   -----------
     results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

          (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller have notified in writing the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; provided, however, that
                                                         --------  -------
     there shall be no cure period with respect to the condition to closing set forth in Section 7.8; or (B) if the Closing shall not have occurred on or
              -----------
     before April 30, 1998, by reason of the failure of any condition precedent under Article VIII hereof (unless the failure results primarily from the
           ------------
     Seller breaching any representation, warranty, or covenant contained in this Agreement); and

          (d) the Buyer or Seller may terminate this Agreement by giving written notice to the other if a court of competent jurisdiction or other Authority shall have issued an order, decree, or ruling or taken any other action (which order, decree or ruling the parties hereto shall use commercially reasonable efforts to lift), in each case permanently restraining, enjoying, or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling, or other action shall have become final and nonappealable.

     SECTION  11.2.  Effect of Termination.  If any party terminates this
                     ---------------------
Agreement pursuant to Section 11.1 above, all rights and obligations of the
                      ------------
parties hereunder shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach).


                                  ARTICLE XII

                                 MISCELLANEOUS

     SECTION  12.1.  Expenses.  Each party will bear his or its own costs and
                     --------
expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that none of the Companies has borne or will bear any of the Seller's costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

     SECTION  12.2.  Press Releases and Public Announcements.  No party shall
                     ---------------------------------------
issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Seller; provided, however, that
                                                        --------  -------
any party may make any public disclosure it believes in good faith is required by applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use commercially reasonable efforts to advise the other parties prior to making the disclosure).

     SECTION  12.3.  No Third-Party Beneficiaries.  Subject to the provisions of
                     ----------------------------
Section 12.5, this Agreement shall not confer any rights or remedies upon any
------------
Person other than the parties and their respective successors and permitted assigns, provided, however, that Section 6.21 shall confer the rights and
         --------  -------       ------------
remedies stated therein to the Transferred Employees.

     SECTION  12.4.  Entire Agreement.  This Agreement (including the documents
                     ----------------
referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     SECTION  12.5.  Succession and Assignment.  This Agreement shall be binding
                     -------------------------
upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer
                                              --------  -------
may (i) assign any or all of its rights and interests (but not obligations) hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (iii) grant a security interest in respect of its rights hereunder to its lenders.

     SECTION  12.6.  Counterparts.  This Agreement may be executed in one or
                     ------------
more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     SECTION  12.7.  Headings.  The section headings contained in this Agreement
                     --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION  12.8.  Notices.  All notices, requests, demands, claims, and other
                     -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          (a)  If to the Seller, to the addressed as follows:

                           NCH Corporation
                           2727 Chemsearch Boulevard
                           Irving, Texas 75062
                    Attn:  Mr. Jack B. Rubin
                           Senior Vice President
                           Facsimile No.:  (972) 721-6135

                    Attn:  Joe Cleveland
                           General Counsel
                           Facsimile No.:  (972) 438-0100

                    with a copy to:

                    Vinson & Elkins L.L.P.
                    3700 Trammell Crow Center
                    2001 Ross Avenue
                    Dallas, Texas 75201-2975
                    Attention:  Jeffrey A. Chapman
                    Facsimile No.:  (214) 220-7716

          (b)  If to the Buyer, addressed as follows:

                    Jackson Products, Inc.
                    2997 Clackson Road
                    Chesterfield, Missouri  63017
                    Attention:  Christopher T. Paule
                    Facsimile No.:  (314) 207-2800

                    with a copy to:

                    Mayer, Brown & Platt
                    1675 Broadway, Suite 1900
                    New York, New York  10019
                    Attention:  James B. Carlson
                    Facsimile No.:  (212) 262-1910

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     SECTION  12.9.  Governing Law.  This Agreement shall be governed by and
                     -------------
construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

     SECTION  12.10. Amendments and Waivers.  No amendment of any provision of
                     ----------------------
this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     SECTION  12.11. Severability.  Any term or provision of this Agreement
                     ------------
that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     SECTION  12.12. Construction.  The parties have participated jointly in
                     ------------
the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

     SECTION  12.13.  Incorporation of Exhibits, Annexes, and Schedules.  The
                      -------------------------------------------------
exhibits, annexes, and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     SECTION  12.14.  Specific Performance.  Each of the parties acknowledges
                      --------------------
and agrees that the other parties would be damaged irreparably in the event that Sections 6.5, 6.15 and 6.19 of this Agreement are not performed in accordance
------------  ----     ----
with its specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of such provision of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United

States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                              JACKSON PRODUCTS, INC.


                              By:         /s/ Christopher T. Paule
                                  ---------------------------------------------
                                  Name:  Christopher T. Paule
                                  Title: Vice President


                              NCH CORPORATION


                              By:         /s/ Tom Hetzer
                                  ---------------------------------------------
                                  Name:  Tom Hetzer
                                  Title: Vice President - Finance


                              AMERICAN ALLSAFE COMPANY


                              By:         /s/ Jack B. Rubin
                                  ---------------------------------------------
                                  Name:  Jack B. Rubin
                                  Title: Senior Vice President


                              SILENCIO/SAFETY DIRECT, INC.


                              By:         /s/ Jack B. Rubin
                                  ---------------------------------------------
                                  Name:  Jack B. Rubin
                                  Title: Senior Vice President

                                     -58-